STANDARD FORM
                               OF LEASE AGREEMENT


         LEASE AGREEMENT, made as of the day of      , 199 , between "Landlord"
(as hereinafter defined) and       . (hereinafter called the "Tenant"), a ( )
corporation, ( ) general partnership or ( ) limited partnership, organized
under the laws of the State of              having its principal office at
         Connecticut
                              or ( ) an individual or ( ) individuals (jointly
or severally) residing at



                                    ARTICLE 1

                          Definitions and Certain Terms


         1.01 The following terms shall have the meanings set forth opposite each of them, provided that if "None" is set forth opposite any term then the provisions of the Lease applicable to such term shall be considered deleted and of no force and effect. Where alternative definitions are set forth, only the definition following the marked set of parenthesis shall apply.

"After Hours Air-Conditioning Charge":

               $40.00 per hour for additional air conditioning purposes pursuant to Section 7.01 hereof.

"After Hours Heating Charge":

               $40.00 per hour for additional heating pursuant to Section 7.01 hereof.

"After Hours Ventilating Charge":

               $40.00 per hour for ventilating purposes pursuant to Section 7.01 hereof.

"Base Rent": See Page 1A

"Building":

               The building erected at 969 High Ridge Road, in Stamford, Connecticut.

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

"Commencement Date":
               ( ) or ( x ) the date on which the Demised Premises are ready for occupancy as provided in Article 5 hereof.

"Demised Premises":
               That space on the second floor of the Building delineated on the floor plan(s) attached hereto as Exhibit "A", the total area of which is the Leased Floor Space

"Expiration Date":

               The last day of the calendar month in which occurs the end of a five year period from the Commencement Date (if the Commencement Date shall occur on a day other than the first day of a calendar month such period shall run and be measured from the first day of the calendar month following the Commencement Date) or ending on an earlier date on which this Lease may expire or be cancelled or terminated pursuant to the terms of this Lease.
"Guarantor":



"Landlord":

               969 Associates, a Connecticut limited partnership having an address at 707 Summer Street, P.O. Box 3580, Stamford, Connecticut 06905.

"Landlord's Managing Agent":

                           Hoffman Brothers
                           707 Summer Street
                           Stamford, Connecticut 06901

"Leased Floor Space":

               The total number of rentable square feet of space in the Demised Premises, which for purposes of this Lease, the parties agree and stipulate is 3208 square feet.
"Leasing Broker":



"Number of Common Parking Spaces":

               3 parking spaces per 1,000 square feet of rentable Building floor space for use in common by

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

          all tenants of the Building.


"Permitted Use":

               Only as general offices and assembly work in conjunction with the wholesale jewelry business. .
"Prepayment":

               $ to be applied toward the first full month's installment of Base Rent and Electric Energy Charge due under this Lease, as specified in
          Section 3.03 hereof.
"Proportionate Share":

               %, which is the percentage resulting from dividing the Leased Floor Space by ninety-five (95%) percent of the Total Floor Space.
"Rent Year":

               The period commencing on the first day of the Term and ending with the day preceding the first anniversary of such day, and each twelve-month period thereafter measured from each anniversary date, except that if the period between the last such anniversary and the Expiration Date is less than twelve months, then the last Rent Year shall be such lesser period.

"Security Deposit":

            $                    deposited pursuant to Article 23 hereof.

"Standard Business Hours":

               8:00 a.m. to 6:00 p.m. on business days, i.e., every day except Saturdays, Sundays and the days observed by the Federal or Connecticut State government as legal holidays.

"Tenant's Parking Spaces":

                      parking spaces for use in common with other tenants of the Building.


"Term":

               The ending period beginning on the Commencement Date and ending at noon on the Expiration Date.

"Total Floor Space":

               The total number of square feet of space in the Building which, for purposes of this Lease, the parties agree and stipulate is 58,680 square feet.

          1.02 Electrical energy consumed by Tenant in the Demised Premises shall be ( ) as measured by a sub-meter, furnished and installed at Tenant's cost and expense, and as otherwise provided in Section 12.04 hereof, or ( ) purchased by Tenant from Landlord at the "Electric Energy Charge", as defined in
Section 1.02A hereof, and provided in Section 12.03 hereof.

               A. Where electricity is to be purchased by Tenant from Landlord at an "Electric Energy Charge", such charge shall be $1.62 per square foot of Leased Floor Space per year (as the same may be adjusted pursuant to Section 12.03 hereof); the Electric Energy Charge shall be paid by Tenant to Landlord as provided in Section 12.03 hereof for Landlord's supplying of electricity to the Demised Premises.

            B. Charges for excess electricity pursuant to Section 12.03B hereof:

                    1. For each watt in excess of five (5) watts per square foot of Leased Floor Space connected load, during Standard Business Hours at the rate of $ .30 per watt per square foot of the Leased Floor Space per year.

                    2. Where the connected load per square foot of the Leased Floor Space is less than five (5) watts during other than Standard Business Hours, at the rate of $ .60 per hour per one thousand (1,000) square feet of the Leased Floor Space.

                    3. For each watt in excess of five (5) watts per square foot of the Leased Floor Space connected load, during other than Standard Business Hours, at the rate of $ .12 per hour per one thousand (1,000) square feet of the Leased Floor Space.

            C.    "Base Electric Rate" is (   )      , or (   ) that provided in
                         Section 12.03C hereof.

          1.03 The following shall be applicable only if the Lease does not pertain to the initial occupancy by any tenant of the Demised Premises: ( ) Landlord shall deliver the Demised Premises to Tenant "as is"; or ( ) Landlord shall perform the work set forth in Exhibit "D-2" attached hereto and made a part hereof at ( ) Landlord's cost and expense to the extent hereinafter set forth, at ( ) Tenant's cost and expense, or ( ) partly at Landlord's and partly at Tenant's cost and expense, all as provided in Exhibit "D-2".


                                    ARTICLE 2

                               Demise and Premises


        2.01 The general location, size and layout of the Demised Premises are outlined on Exhibit "A".

        2.02 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the Term, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions, and reservations) and covenants hereinafter provided. Each party hereto agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

        2.03 Nothing herein contained shall be construed as a grant or demise by Landlord to Tenant of the roof or exterior walls of the Building of the space above and below the Demised Premises, of the parcel of land on which the Demised Premises are located, and/or of any parking or other areas adjacent to the Building.

                                    ARTICLE 3

                          Base Rent and Additional Rent


        3.01 Whenever used in this Lease, the term (insofar as it pertains to this Lease) "fixed rent", "minimum rent", "base rent" or "basic rent", or any such term using the word "rental", "rents" or "rentals" in lieu of "rent", shall mean Base Rent; and whenever used in this Lease, the term (insofar as it pertains to this Lease) "rent", "rentals", "Rent", or the plural of any of them, shall mean Base Rent and additional rent.

        3.02 Tenant shall pay to Landlord without notice or demand and without abatement, deduction or set-off, in lawful money of the United States of America, at the office of the Landlord as specified in Article 1 hereof or at such other place as Landlord may designate, the Base Rent reserved under this Lease for each year of the Term, payable in equal monthly installments in advance on the first day of each and every calendar month during the Term; and additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of Base
Rent).

        3.03 Tenant shall pay the Base Rent and additional rent herein reserved promptly as and when the same shall become due and payable under this Lease. If the Commencement Date shall occur on a day other than the first day of a calendar month the Base Rent and additional rent shall be prorated for the period from the Commencement Date to the last day of the said calendar month and shall be due and payable on the Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay on account toward the first full calendar monthly installment of Base Rent and the first full monthly installment of the Electric Energy Charge, if any, on the execution of this Lease, the Prepayment specified in Article 1 hereof.

        3.04 If the Base Rent or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, (of the nature of a rent freeze or rent restriction) Tenant shall enter into such agreement(s) and take such other action (without additional expense to Landlord) as Landlord may reasonably request, and as may be legally permissible, to permit Landlord to collect the maximum Base Rent and additional rent which may from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of Base Rent or additional rent payable under this Lease. Upon the termination or such rent restriction prior to the Expiration Date, (a) the Base Rent and additional rent shall become and thereafter be payable under this Lease in the amount of the Base Rent and additional rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (1) the Base Rent and additional rent which would have been payable pursuant to this Lease, but for such legal rent restriction, less (2) the Base Rent and additional rent paid by Tenant during the period that such legal rent restriction was in effect.

        3.05 If Tenant shall fail to pay when due any installment or payment of Base Rent or additional rent, Tenant shall be required to pay a late charge of $.06 for each $1.00 which remains so unpaid. Such late charge is intended to compensate Landlord for additional expenses incurred by Landlord in processing such late payments. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment.

        3.06 The receipt or acceptance by Landlord of Base Rent and/or additional rent with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

        3.07 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Base Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.




                                    ARTICLE 4
                         Preparing the Demised Premises

        4.01      Intentionally omitted.

        4.02 In the event that Tenant is to accept the Demised Premises "as is", such term shall mean in the same condition and repair in which the prior tenant vacated such space, and Tenant shall be responsible for any demolition or removal of any improvements existing in the Demised Premises in connection with the prior tenant's occupancy, and all other work as may be necessary to convert the Demised Premises to Tenant's requirements. Landlord shall not be responsible for performing any work with respect to such space, whether or not included in the Work Letter. Any work, changes or improvements made to such space shall be performed at Tenant's expense in accordance with the terms of this Lease, including, without limitation, Article 17 hereof.

        4.03 In the event Landlord is to perform any work in the Demised Premises pursuant to Exhibit "D" or "D-2", unless Tenant's final plans, specifications and drawings covering all such work are attached hereto as Exhibit "A-1", Tenant shall furnish to Landlord, by registered or certified mail, complete detailed layout plans and architectural working drawings and specifications ("Tenant's Plans") for demolition and Tenant's partition layout, reflected ceiling and other installations required in the performance of all of the work hereunder in adequate time to allow Landlord to acknowledge receipt of the same not later than ten (10) days from the date of this Lease. Landlord shall not be required to commence any work referred to in Exhibit "D" or "D-2" until Tenant's Plans have been received, receipted and approved as provided herein.

        4.04 If Tenant shall employ or use any contractor or subcontractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, which work Tenant shall not commence until after the Commencement Date, all of Tenant's duties and obligations set forth in Article 17 (relating to Tenant's duties and obligations in making Tenant's Changes) shall be applicable to and bind upon Tenant with respect to any such work.

        4.05 Landlord's agreement to do any work in the Demised Premises as set forth herein shall not require it to incur overtime costs and expenses and shall be subject to any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages or materials and supplies and for any other causes or events whatsoever beyond Landlord's reasonable control ("Events of Force Majeure"). Landlord has made, and makes, no representations as to the date when the Demised Premises will be ready for Tenant's occupancy, and notwithstanding any date specified in Section
1.01 or elsewhere in this Lease as the Commencement Date it is understood that the same is merely an estimate.

        4.06 A. If Landlord is to perform any work hereunder, Landlord at Landlord's expense shall cause to be prepared all final engineering drawings based upon Tenant's Plans and such information and data submitted by the Tenant for engineering purposes, all of which shall be in conformity with the Work Letter.

             B. Tenant shall, with reasonable speed and diligence and at its own cost and expense, file Tenant's Plans and any plans prepared by Landlord's architects and engineers for air-conditioning, mechanical and electrical work forming a part of the finish work with the appropriate department of the municipality where the Building is located and shall take whatever action shall be necessary (including modification of Tenant's Plans) to obtain and maintain all necessary approvals and permits from said department (or other governmental authorities having jurisdiction) with respect to such plans, the completion of the work reflected therein or having any modification of the Building's Certificate of Occupancy (temporary or permanent) which may be required, and Tenant shall deliver copies of all of the same to Landlord. Landlord shall cooperate with Tenant in connection with the aforesaid and shall cause Landlord's architects and engineers to make any changes in such plans as prepared by them which may be necessary for Tenant to comply with its obligations hereunder.

        4.07 With respect to any materials and/or work shown on Tenant's Plans (including, without limitation, any demolition work), Landlord may, at its option, supply such materials and perform such work and supply and perform any other materials and work not set forth in Tenant's Plans (all of which materials and work shall be considered and sometimes called "extra materials and work") which Tenant may want completed for Tenant's account at cost plus fifteen (15%) percent for General Conditions (indirect job costs), which shall mean the amount charged for on-the-job services performed by Landlord's contractors for the Tenant, his employees, or contractors (such as cleanup, removal of waste and debris, protection of work in progress or completed, temporary maintenance and services, utilities, and use of elevators and hoists); to this total amount shall be added ten (10%) percent for Landlord's overhead and profit. Said percentages shall also apply to specific unit prices quoted or referred to elsewhere in the Work Letter or in any separate unit price lists or schedules attached to this Lease insofar as both extra materials and work and basis building standard work is concerned. Before proceeding with any such extra work or supplying any such extra materials, Landlord shall notify Tenant in writing as to the respective costs of each extra item involved, and unless Landlord is notified otherwise by Tenant within three (3) business days of such notification by Landlord, it shall be deemed the approval by Tenant for Landlord to proceed with the extras so itemized. If Tenant notifies Landlord within such period that Landlord's estimate is not competitive in price or quality and submits to Landlord the specific reasons therefor together with another estimate from a reputable contractor confirming such reasons, then Landlord shall have the right to meet such other estimate by notice to Tenant given three (3) business days after receipt of such submission. If Landlord does not submit an estimate within three (3) days of receipt thereof, then Tenant may have such work performed or materials supplied by others (provided that the same are included in Tenant's Plans approved by Landlord) in accordance with the terms of this Lease, including, without limitation, Exhibit "D". In the event that Tenant disapproves or is deemed to have disapproved Landlord's estimate and does not timely submit another such other estimate showing that Landlord's estimate is not competitive in price or quality, then no other party shall perform such extra work or supply such extra materials until Tenant has complied with the foregoing procedure.

        4.08 All of Tenant's Plans are subject to the Landlord's approval, which the Landlord agrees shall not be unreasonably withheld, but no approval shall be deemed an agreement by Landlord that the work included herein is in compliance with any legal requirements.

        4.09 All charges for extra materials and work as provided in Section
4.07 or elsewhere in the Work Letter shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days after being billed therefor.

        4.10 All materials and workmanship provided or performed by Landlord shall be building standard quality unless otherwise specified, and the maximum obligation of Landlord shall be for the work required to be performed by Landlord in the Work Letter, which shall be performed in a good and workmanlike manner. In the event that after the date of execution of this Lease, any building codes or standards change and thereby impose additional or more extensive requirements in completing the Building or related improvements, or, after completion of the Building require changes in the Building, then the cost of complying with such requirements shall be amortized over the useful lives thereof, and Tenant shall pay the Proportionate Share of such cost applicable to that portion (or all, as the case may be) of the useful lives falling within the Term of the Lease.

        4.11 Tenant shall be responsible for all damage caused by trades employed by Tenant.

        4.12 If by reason of (a) Tenant's failure to submit Tenant's Plans on their due date, (b) any special materials or work in Tenant's Plans or otherwise requested by Tenant in excess of the building standard shown on Exhibit D, (c) any changes in the material or work on Tenant's Plans or otherwise requested by Tenant, (d) the occurrence of any delays for which Tenant is responsible under the terms of the Lease, including, without limitation, Articles 4 and 5 thereof ("Delay Conditions"), Landlord is delayed in supplying the materials or completing the work to be performed by Landlord in accordance with the provisions of this Lease and/or the Work Letter, then the Commencement Date of the Lease and the obligations of Tenant to pay Base Rent and additional rent shall be accelerated by the number of days equal to the length of the applicable Delay Conditions, whether or not Landlord has completed such work at the time of such accelerated date, and the Term of this Lease shall commence as though none of such Delay Conditions has occurred. Landlord's time to complete the work to be performed by Landlord shall be extended by the number of days necessary for Landlord to complete such work as a result of the occurrences of any of the Delay Conditions.

        4.13 Notwithstanding the commencement of rent as aforesaid, work on the Demised Premises whether performed by Landlord or by Tenant shall be performed only during regular time union working hours. If Tenant requires Landlord to perform work during other hours, or if Tenant desires to perform work through its contractors, agents, or employees, Tenant shall pay as additional rent, the cost of employing such additional union help as shall be required under the rules and regulations of the unions employed in connection with the construction of the Building. Payment shall be made by Tenant to Landlord within ten (10) days after being billed therefor.

                                    ARTICLE 5

                                Commencement Date

        5.01 The Demised Premises shall be deemed ready for occupancy on the following date:

             A. If the Demised Premises are to be delivered "as is" (or if Tenant, as opposed to Landlord, is to perform building standard work therein), and (i) if no prior tenant is occupying the Demised Premises, on the day specified (by reciting an exact day, month and year in the definition of "Commencement Date"), or (ii) if a prior tenant is occupying the Demised Premises, on the day following the day on which the prior tenant vacates the Demised Premises, provided that Landlord shall have given Tenant at least five
(5) days prior written notice estimating when such vacation will occur and provided such vacation does occur by such estimated vacation date, or in the event Landlord's estimate was inaccurate, on the date when such vacation actually occurs; or

             B. If the Demised Premises are not to be delivered "as is", and if the work described in Exhibit "D-2" (to the extent it is building standard in nature as provided in Exhibit D) is to be performed by Landlord when such building standard work shall have been substantially completed.

        5.02      Intentionally omitted.

        5.03 In addition to those specific "Delay Conditions" set forth in
Section 4.12 hereof, if the occurrence of any of the conditions listed in
Article 4 or in Section 5.01 and thereby making of the Demised Premises ready for occupancy, shall be delayed due to any act or omission of Tenant or any of its employees, agents, or contractors, including but not limited to failure by Tenant to act promptly when any consent or approval may be requested by Landlord, or to plan or execute work to be performed by Tenant diligently and expeditiously, or due to any special requirements of Tenant in connection with the preparation of the Demised Premises for occupancy over and above the quantity of building standard work specified in Exhibit "D" and Exhibit "D-2", as applicable, (if Landlord is to perform such work hereunder) then the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for any such delay whether or not a certificate of occupancy or other permission to occupy shall have issued.

        5.04 Unless the Commencement Date is a date certain specified in Article 1 hereof, when the Commencement Date shall have been determined, Landlord and Tenant shall, upon the request of either of them, execute and deliver to each other duplicate originals of a Commencement Date Statement prepared by Landlord in recordable form, which shall specify the Commencement and Expiration Dates of the Term. Upon execution and delivery of the Commencement Date Statement it shall be deemed a part of this Lease. Any failure of Tenant to execute such statement shall not affect Landlord's determination of the Commencement Date, and such statement shall be deemed approved and accepted if not received back by Landlord within fifteen (15) days of submission by Landlord.

        5.05 On the Commencement Date or at such time as Tenant shall take actual possession of the whole or part of the Demised Premises, whichever shall be earlier, it shall be conclusively presumed that the same were as of the Commencement Date or the date or dates of such taking of possession, in the condition in which Landlord was required to deliver the Demised Premises under this Lease, unless within twenty (20) days after such date Tenant shall have given Landlord notice specifying in which respects the Demised Premises were not in satisfactory condition. However, nothing contained in this Section shall be deemed to relieve Landlord from, and Landlord shall perform its obligation to complete, with reasonable speed and diligence, such details of construction, mechanical adjustment and decoration, if any, as Landlord shall be required to perform under this Lease and as shall have been unperformed at the time Tenant took actual possession, but Tenant shall not be entitled to any rent abatement on account of any such incomplete work.

        5.06 Notwithstanding any date, Tenant expressly waives any right to recover any damages which may result from Landlord's failure to deliver possession of the Demised Premises on such date or at any time thereafter, provided that Landlord has used due diligence to comply with its obligations under this Lease.


                                    ARTICLE 6

                 Rent Adjustments Based Upon Costs of Operation


        6.01 Regarding increases in the Costs of Operation, the following shall be applicable:

             A. "Costs of Operation" shall mean all costs and expenses in connection with the operation, maintenance, and repair (whether structural or non-structural, and whether capital or non-capital in nature) of any and all parts of the "Real Property" (as defined in Section 10.01B, hereof) and of the Building and the improvements thereon and therein, including, without limitation, the following: all materials, supplies and equipment, purchased or hired therefor; service contracts for any of the foregoing (including, without limitation, elevator, electric, heating, air-conditioning and plumbing); maintenance and repair of grounds (including, without limitation, all lawns, gardens, shrubbery, trees, planters, containers, statuary, exhibits, displays, walks, parking and other vehicle ways and areas and common areas); maintenance and repairs in and to Building systems including, without limitation, the heating and ventilating and air-conditioning systems; maintenance and repair of underground pipes, lines, equipment and systems; repaving; resurfacing; resealing and blacktopping; painting (including parking lot line painting); maintenance and repairs of any and all roofs, rooftops, and all parts thereof, whether decorative or otherwise; lighting; removal of snow, ice, trash, garbage and other refuse; fuel, including, without limitation, oil or gas used in connection with heating the Building; electricity used in connection with the Building (other than at the Demised Premises and other portions leased to tenants), including, without limitation, that used in air conditioning, ventilating and heating and for interior and exterior common areas; water; telephone and other utilities; cleaning and sanitary; refurbishing; extermination; the cost of personnel engaged in the operation, maintenance or repair of the Building (including, without limitation, salaries, wages, medical, surgical and general welfare benefits, group insurance, savings and retirement benefits, payroll taxes, worker's compensation insurance, disability insurance, the maintenance and repair to the custodian's office (which "custodian" as used herein shall mean a person who entirely devotes all of or a portion of his working time to the maintenance and operation of all or a portion of the Building), the custodian's telephone charges pertaining to the operation of the Building and the custodian's utilities, and all other fringe benefits); fire protection; all insurance carried by Landlord applicable to the Building (including, without limitation, primary and excess liability, and further including vehicle insurance, fire and extended coverage, vandalism and all broad form coverages (including what is commonly known as "all risk" coverage) including, without limitation, riot, strike, and war risk insurance, flood insurance, boiler insurance, plate glass insurance, rent insurance and sign insurance); management fees, legal (other than those for preparation of this and other leases) and accounting fees, commissions and charges; damages and other losses; taxes (including, without limitation, sales and use taxes); energy; security systems, security personnel, traffic systems, and traffic personnel; at Landlord's option, depreciation reserves for capital expenditures (determined by using reasonably estimated costs and useful lives), the cost of Capital Improvements designed to protect the health and safety of the tenants in the Building, any other costs and expenses in connection with the operation, maintenance and repair of the Building; a pro rata portion of any costs and expenses in connection with the operation maintenance and repair of any part of the following:

                  1. the "Related Facilities" (as defined in Section 10.01 hereof) used or available for use by buildings other than the Building, and

                  2. any part of those roads, ways, walks, and other areas whether forming part of the Real Property or used in connection with the Real Property and whether dedicated to any municipal authority or used in common with others (sometimes collectively called "Real Property Common Areas"), it being understood that pro-ration shall be based upon the respective number of square feet of the buildings involved;and 15% of all of the foregoing costs and expenses referred to in this Section 6.01A to cover Landlord's administrative supervision, overhead and general conditions. Excluded from the foregoing, nevertheless, shall be the following:

                       (i) any expense to the extent to which Landlord is compensated by proceeds of insurance or of manufacturer's warranty;

                      (ii) Taxes, (as defined in Article 10);

                     (iii) any executive salary above the grade of superintendent;

                      (iv) advertising and promotional expenditures;

                       (v) capital expenditures made to prepare any space in the Building for any certain tenant;

                      (vi) interest or amortization on any mortgage on the Real Property; and

                     (vii) taxes on rent.

        If a cost or expense permissibly shall be included under more than one category of Costs of Operation, such cost or expense, of course, shall only be included once where to do so more than once would cause a duplication of, and a concomitant increase in Costs of Operation. Notwithstanding various provisions of this Lease which provide that Landlord shall do or perform certain obligations or services at Landlord's cost and/or expense, the same shall be included in "Costs of Operation" to the extent that they otherwise would be pursuant to this Section 6.02A; and this shall be so notwithstanding that in certain instances throughout this Lease there is specification that a certain expense shall be a Cost of Operation, while in other instances there is no such specification.

             B. "Base Year" shall mean the calendar year in which this Lease is executed (or other fiscal period as may be requested by the holder of any mortgage on the Demised Premises).

             C. "Operating Year" shall mean each calendar year after the Base Year (or other fiscal period as may be requested by the holder of any mortgage on the Demised Premises), all or part of which falls within the Term.

             D. After the end of the Base Year and each Operating Year, Landlord shall furnish to Tenant a written statement of the Costs of Operation for such year and shall also show the amount of estimated payments, if any, made by Tenant for Costs of Operation during such year. In the event the Costs of Operation for any Operating Year exceed the Costs of Operation for the Base Year, within 10 days of submission of such a written statement, Tenant shall pay Landlord, as additional rent, the Proportionate Share of such excess; there shall be credited against such excess any estimated payments made by Tenant with respect to such year, and if such estimated payments are greater than such excess, then Landlord may credit the difference against rent next becoming due under this Lease. Every statement furnished by Landlord pursuant to this Section 6.01(D) hereof shall be conclusive and binding upon Tenant,

                  1. unless within thirty (30) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying in detail the respects in which the statement is claimed to be incorrect; and

                  2. if such dispute shall not have been settled by agreement within thirty (30) days after receipt by Landlord of such notice from Tenant, the dispute shall have been submitted within that time to an independent certified public accountant chosen by Landlord and Tenant or failing agreement as to such accountant, either party may request the Chairman of the Real Estate Section of the Fairfield County Bar Association to so choose such accountant, whose decision (and where reasonably necessary such decision shall be based upon the opinion of experts whom such accountant may retain, and, subject to the reasonable mutual approval of the parties, they shall equally share the cost of such experts) shall be made within twenty (20) days of such submission and whose decision shall be final and binding on the parties; and the cost of such accountant shall be shared equally between the parties.

        Pending the determination of such dispute Tenant shall, within ten (10) days after receipt of such statement, pay additional rent in accordance with Landlord's statement, but such payment shall be without prejudice. If the dispute shall be determined in Tenant's favor, Landlord shall, within five (5) days after notice of such determination, pay Tenant the amount of Tenant's overpayment of Costs of Operation. Landlord shall promptly submit to Tenant copies of back-up documentation reasonably necessary to confirm Costs of Operation and reasonably and specifically requested by Tenant.

             E. Landlord shall not cause to be deferred from the Base Year into an Operating Year Costs of Operation which have been incurred during, and are properly attributable to, the Base Year primarily in order to reduce Costs of Operation for the Base Year. Notwithstanding any contrary provision of this
Article 6, Landlord shall extrapolate or adjust Costs of Operation for the Base Year to 95% occupancy, and if the Building is less than 95% occupied during any Operating Year, Landlord similarly shall extrapolate the 95% for such Operating Year.

             F. Landlord may submit to Tenant Landlord's estimate, reasonably determined, of Costs of Operation due and payable or to become due and payable during any Operating Year, together with the computation thereof and the basis therefor, in which event on the first day of each month thereafter Tenant shall pay to Landlord one-twelfth of such estimated sum (plus, if such statement is submitted after the commencement of the Base Year or any Operating Year, then one-twelfth of such sum times the number of months, or partial months, which have elapsed since such commencement). Such payments shall be subject to adjustment in the same manner as provided in Section 10.07 applicable to Taxes.

             G. Landlord's failure to render a statement with respect to increases in Costs of Operation for any Operating Year shall not prejudice Landlord's right to thereafter render a statement with respect thereto or with respect to any subsequent Operating Year.

        6.02 Notwithstanding any contrary provisions of Section 6.01 hereof, Landlord, at Landlord's option, may, at any time and from time to time, calculate applicable sums under Section 6.01 of this Lease on a fiscal year basis rather than on a calendar year basis. In such event, if less than a full fiscal year is involved, appropriate adjustments and prorations shall be made. In the event of such fiscal year calculations, if the Expiration Date shall not be coterminous with the end of the calendar year, then such prorations shall be based upon Landlord's estimate as provided in Section 6.01G hereof.


                                    ARTICLE 7

                     Heat, Ventilating and Air Conditioning


        7.01 As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, but subject to Section 11.06 hereof, Landlord shall furnish to the Demised Premises through the Building heating, ventilating and air conditioning system(s) heated, outside and conditioned air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocity, during Standard Business Hours. If Tenant shall require ventilating and air conditioning service or heating service at any time other than Standard Business Hours (hereinafter called "after hours"), Landlord shall furnish after hours ventilating and air conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord therefor, as additional rent, and upon rendition of a bill therefor, the After Hours Ventilating Charge, After Hours Air Conditioning Charge or After Hours Heat Charge, as applicable. The After Hours Ventilating Charge, After Hours Air Conditioning Charge and After Hours Heat Charge shall be subject to adjustment upward from time to time by the same percentage as the increase in the rates of the applicable utilities or other energy sources (or, if a combination thereof, then of the weighted average of the components) used to provide the respective service.

        7.02 Any damage caused to the heating, air conditioning, and ventilating equipment, appliances or appurtenances as a result of the negligence of, or careless operation of the same by, Tenant or its agents, servants, employees, licensees, invitees, or visitors shall be repaired by Landlord, and the cost and expense thereof shall be paid by Tenant, as additional rent, within ten (10) days after being billed therefor.

        7.03 Landlord will not be responsible for the failure of the air-conditioning systems to adequately cool and dehumidify the Demised Premises if such failure result from the occupancy of the Demised Premises with more than an average or one person for each one hundred fifty (150) square feet of the Leased Floor Space or if Tenant installs and operates machines and appliances , the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts per square foot of the Leased Floor Space in any one room or other area. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air conditioning system. Landlord, throughout the Term, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any air conditioning during any period wherein Tenant shall be in default in any material provision of this Lease.

                                    ARTICLE 8

                  Use, Building Name and Tenant Identification


        8.01 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein which would in any way

             A. violate any of the provisions of any grant, lease, or mortgage to which this Lease is subordinate,

             B. violate any laws or requirements of public authorities,

             C. make void or voidable any fire or liability insurance policy then in force with respect to the Building,

             D. make unobtainable from reputable insurance companies authorized to do business in Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate,

             E. cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building or any part thereof,

             F. constitute a public or private nuisance,

             G. impair in the reasonable opinion of the Landlord the appearance, character or reputation of the Building,

             H. result in members of the general public loitering in, on or about the Building or the Real Property,

             I. discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants,

             J. impair or interfere with any of the Building services or the proper economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, or

             K. cause Tenant to default in any of its other obligations under this Lease.

        The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the other Sections of this Article or any of the Rules and Regulations referred to in
Article 28 or Exhibit "B" attached hereto, except as may therein be expressly otherwise provided.

        8.02 The "Permitted Use" of the Demised Premises for the purposes specified in Article 1 hereof shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for

             A. sale of, or traffic in, any spirituous liquors, wines, ales or beer kept in the Demised Premises;

             B. sale at retail or any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing;

             C. manufacturing, printing, or electronic data processing, except for the operation of normal business office reproducing and printing equipment, business machines and electronic data processing equipment incidental to the conduct of Tenant's business and for Tenant's own requirements at the Demised Premises; provided that, such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises;

             D. the rendition of medical, dental or other diagnostic or therapeutic services;

             E. the conduct of a public auction of any kind;

             F. the conduct of a banking, trust company, savings bank, safe deposit, savings and loan association or loan company business;

             G. the issuance and sale of traveller's checks, foreign drafts, letters of credit, foreign exchange or domestic money orders (except as is incidentally required in conduct of Tenant's normal business activity);

             H. the receipt of money for transmission (except as is incidentally required in conduct of Tenant's normal business activity); or

             I. a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever. 8.03 If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the certificate of occupancy for the Demised Premises or for the Building.

        8.04 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Landlord reserves the right to prescribe the weight and position of all safes and vaults which must be placed by Tenant, at Tenant's expense. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

        8.05 Landlord reserves the right to select a name for the Building and to make such a change or changes of name as it may deem appropriate during Tenant's occupancy, and Tenant agrees not to refer to the Building by any other name than (a) the name as selected by the Landlord, or (b) the postal address approved by the U.S. Post Office.

        8.05 A. At any time during the pendency of this Lease, Landlord may at its cost, relocate the Tenant into another comparable space in the Building.

        8.06 A. Landlord shall furnish and install a Building directory for tenants' listings in the ground floor lobby. Tenant shall submit its Building directory listings with its final plans, which listings shall be limited to one
(1) per one thousand (1,000) square feet of Leased Floor Space.

             B. Landlord shall furnish and install all such initial listings at its sole cost and expense. Any changes or additional listings shall be furnished and installed at Tenant's cost and expense.

             C. Tenant, at its sole cost and expense, shall furnish and install its identification on its entrance door. The design of such identification must conform to the Building standard, be approved by Landlord and shall be fabricated and installed by a contractor that meets Landlord's approval.

             D. Should Landlord provide an exterior directory, Tenant may be represented with its business name on said directory at Tenant's cost and expense.

                                    ARTICLE 9

                       Changes in the Building and Access


        9.01 All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surface thereof, any terraces or roofs adjacent to the Demised Premises, and space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

        9.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, reduce the Leased Floor Space by more than two (2%) percent (without an appropriate adjustment in rent) or materially affect Tenant's layout. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location wherever practical to closets, coat rooms, toilet rooms, corridors, and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

        9.03 Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deemed necessary or desirable; provided that there be no unreasonably lengthy interference with the use of the Demised Premises or in the services furnished to the Demised Premises, and no reduction in the Leased Floor Space in excess of two (2%) percent without an appropriate adjustment of rent.

        9.04 Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (a) to examine the Demised Premises or to show them to lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees, or lessees of the land or the Building, or prospective tenants, and (b) for the purpose of making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord maybe required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take into and store upon the Demised Premises all materials which may be required for such repairs, changes, or maintenance. However, Landlord's rights under this Section shall be exercised in such a manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents, or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building, included among the foregoing emergencies shall be a situation where water has entered the Demised Premises, in which event upon Landlord learning thereof Landlord may enter the Demised Premises and remove such water, and unless caused by Landlord's negligence, Tenant shall pay Landlord for the cost of such removal as additional rent.

        9.05 Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto as Exhibit "B", the means of access to the Demised Premises outside of Standard Business Hours, so long as Tenant's employees and authorized agents have reasonable access to all parts of the Demised Premises. Tenant, and its agents, employees and visitors shall be entitled to access from the Demised premises to, and the right to use, the toilets, lavatories, and powder rooms only on the floor (or floors) on which the Demised Premises are located.


                                   ARTICLE 10

             Real Estate Tax Changes and Resulting Rent Adjustments


        10.01     As used herein:

             A. "Taxes" shall mean all real estate taxes, school taxes, sewer rates and charges, assessed, levied or imposed upon the Real Property, as hereinafter defined, and, if any, the facilities, whether or not located on the Real Property, used in connection with and for the benefit of the Building and any other building or buildings (such as but not limited to, chilled water, heating and air conditioning facilities), which facilities are sometimes called "Related Facilities", and all assessments (other than those specified in Section

10.03 hereof), transit taxes or other Governmental charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Real Property and Related Facilities, and "Tax" shall be any of such taxes.

             B. "Real Property" shall be the land upon which the Building stands, the Building, and the land, and the improvements thereon, adjoining the Building, and used in connection with the Building for parking or other purposes. Excluded from the Real Property is the building adjoining the Building and know as 999 High Ridge Road ("999 Building") (unless the same is not separately assessed, in which event Section 10.06 shall pertain), but included in the Real Property is the land on which the 999 Building stands forming part of the same tax lot or lots as those of the land on which the Building stands.

             C. "Tax Rates" shall be the levy per $1,000 of assessed valuation as imposed by each of the taxing authorities affecting the Real Property and Related Facilities; and "Base Tax Rate" with respect to each Tax, shall mean the respective Tax Rates in effect on the date of this Lease.

             D. "Base Assessment" shall mean the assessment by each of the taxing authorities affecting the Real Property and the Related Facilities in effect on the date of this Lease as the same may be adjusted pursuant to Section 10.02.C.2 hereof.

             E. "Tax Year" shall mean any calendar year all or a portion of which falls within the Term.

        10.02 Tenant shall pay Landlord, as additional rent, increases in Taxes, which additional rent shall be computed and paid as follows:

             A. The respective "Base Taxes" shall mean the respective Base Tax Rate multiplied by the respective Base Assessment.

             B. If any of the respective Taxes payable during and attributable to any Tax Year shall exceed the respective Base Taxes, Tenant shall pay to Landlord as additional rent (1) insofar as the Real Property is concerned, the Proportionate Share of such excess, and (2) insofar as the Related Facilities are concerned, the Proportionate Share of that portion of such excess which the square footage of the Building bears to the total square footage of all buildings benefiting from the Related Facilities. In determining Base Year Taxes there shall be deducted from the Base Assessment and subsequent assessments of the Real Property that percentage of the assessed valuation of the land comprising the Real Property as the number of rentable square feet in the 999 Building bears to the Total Floor Space, to wit, 7.28%. Such payment shall be made on the first day of the month following rendition of a statement therefor by Landlord to Tenant setting forth the amount of additional rent due.

             C. Notwithstanding the foregoing, in determining Base Taxes, and Taxes for any Tax Year:

                  1. any tax abatement or partial assessment granted by any taxing authority as a tax inducement shall be disregarded;

                  2. in the event of any partial assessment(s) of the Building based upon less than full completion thereof, then the Base Assessment and any other partial assessment (and Base Taxes and Taxes) shall be projected to assessment as a fully-completed building for purposes of determining the excess, if any, payable by Tenant under Section 10.02 hereof until full assessment actually occurs. Upon such full assessment, appropriate adjustments shall be made, if necessary, to any projections so made and any excess paid or payable based thereon; and any amounts payable as a result of such adjustments from Landlord to Tenant or Tenant to Landlord, as the case may be, shall be paid in accordance with the provisions of Section 10.07 hereof. In the event that at any time under this Lease the Base Assessment is based upon other than a fully completed building, then once such full assessment occurs, the Base Assessment shall be revised and adjusted accordingly to reflect such full assessment.

                  3. if the Commencement Date or Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under Section 10.02 for the Tax Year in which the Commencement Date or Expiration Date shall occur, as the case may be, shall be appropriately prorated. In the event of a termination of this Lease, any additional rent under this Article 10 shall be paid or adjusted within 20 days after submission of a Landlord's Statement. In the event the Taxes for such Tax Year have not been determined as of the Expiration Date, then, at Landlord's option, such prorations shall be based upon Taxes in effect during the immediately preceding last full Tax Year or upon Landlord's estimate as provided in Section 10.07 hereof. In no event shall Base Rent ever be reduced by operation of this Article
10. The rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the Expiration Date or any sooner termination of the Term.

        10.03 Tenant shall pay to Landlord, as additional rent, an amount equal to the Proportionate Share (or lesser share as computed under Section 10.02B hereof if applicable) of any assessments or installments thereof for public betterments or improvements which may hereafter be levied upon or be payable with respect to, the Real Property or Related Facilities. If any such assessment is payable in installments over a period of time, Tenant shall be obligated to pay only that percentage of the installments of any such assessments, together with interest thereon, which shall become due and payable during the Term. Payment shall be made by Tenant to Landlord on the rent payment date next following the issuance of a bill therefor by Landlord to Tenant.

        10.04 Tenant shall pay as additional rent all increases in Taxes which may be attributable to additions or improvements to the Demised Premises made by Tenant or on Tenant's behalf (exclusive of the building standard improvements or additions to be provided by Landlord, at Landlord's cost and expense contemplated by Exhibit D2). Payment shall be made by Tenant to Landlord on the rent payment day next following the issuance of a bill therefor by Landlord to Tenant.

        10.05 If at any time prior to the establishment of the Base Taxes the taxing authorities change the standards or methods utilized in arriving at Taxes, then and in such event calculations under Section 10.02 shall be made by applying such factor or factors to the new standards or methods as may be necessary to make the calculation of increases under Section 10.02 on the same basis as that in effect on the date of execution of this Lease.

        10.06 In the event that, at any time, the Real Property is assessed for Tax purposes with other property owned by Landlord, and the taxing authorities are unwilling to separately assess or tax the properties, the tax ascribable to the Real Property shall be such portion of the Tax on the entire properties as the value of the Real Property bears to the value of the entire properties, as such values are determined by the Assessor of the municipality in which the Real Property is located. An informal apportionment by such Assessor of the total assessment of such Real Property shall be binding upon the parties hereto.

        10.07 Notwithstanding the provisions of Section 10.02, Landlord may submit to Tenant Landlord's estimate, reasonably determined, of any increase in Taxes due and payable during the immediately succeeding Tax Year over the Base Taxes, together with the computation thereof and the basis therefor. If an increase is so estimated, then on the first day of each month during the immediately succeeding Tax Year Tenant shall pay to Landlord one-twelfth of such estimated increase (plus, if such statement is submitted after the commencement date of any other Tax Year, one-twelfth of such estimated increase times the number of months, or parts thereof, which have elapsed since said commencement date). Within 30 days following the end of the Tax Year, Landlord shall submit to Tenant a statement showing the Base Taxes and the aggregate amount of such estimated payments made by Tenant during such Tax Year. To the extent that such estimated payments are less than the amount of such actual increase in Taxes over the Base Taxes, Tenant shall pay to Landlord the difference within 10 days next following rendition by Landlord of an invoice therefor; to the extent that such estimated payments are greater than such actual excess of Taxes over Base Taxes, the difference shall be credited against the next monthly installment or installments of Base Rent until paid, or if the last lease year is involved, such difference shall be paid to Tenant within 10 days of rendition of such Landlord's statement. In the event that the holder of any "superior mortgage" (as defined in Article 24 hereof) shall notify Tenant and Landlord that such holder requires that anyexcess owing by Landlord be paid by Landlord rather than so applied against Base Rent, then the foregoing provision shall be deemed amended accordingly. Such holder shall not be liable for payment of any excess except to the extent that it has received monies, either from Landlord or directly from Tenant, representing such excess.

        10.08 Landlord's failure to render a statement with respect to increases in Taxes for any Tax Year shall not prejudice Landlord's right to thereafter render a statement with respect thereto or with respect to any subsequent Tax year.

        10.09 At Landlord's option, Landlord may, at any time and from time to time, commence a protest, action or proceeding (a) to reduce the Base Assessment, (b) for a refund of Taxes and/or (c) for a reduction in Taxes applicable to any Tax Year. In the event that any such action is successful in reducing the Base Assessment or in reducing the assessment of the Real Property below the Base Assessment, then notwithstanding Section 10.01 hereof, (i) such reduced Base Assessment or assessment below the Base Assessment thereafter shall be deemed the new Base Assessment for purposes of computations under Section
10.02 and for refunds as hereinafter provided, and (ii) Tenant shall pay to Landlord, as additional rent, the Proportionate Share of the amount of such decrease with respect to any Tax Years for which Tenant was responsible to pay increases in Tax pursuant to Section 10.02 hereof. If Landlord shall receive a refund for any Tax Year, Tenant shall be entitled to that portion of any refund applicable to increases in Taxes over Base Taxes, payment for which shall have been made by Tenant as additional rent (including any interest paid on such refund by the taxing authorities), but not in excess of the amount of additional rent paid by Tenant for the respective Section 10.02 increase on account of such Tax Year, after deducting from such refund and interest that portion (or all, as the case may be) of the costs and expenses (including experts' and attorneys'
fees) of obtaining such refund; and Landlord shall be entitled to any refund applicable to the Base Taxes, and any reduction thereof, (including any interest paid on such refund by the taxing authorities) after deducting from such refund and interest that portion (or all, as the case may be) of the costs and expenses (including experts' and attorneys' fees) attributable to such refund or reduction benefiting Landlord. With respect to costs and expenses (including experts' and attorneys' fees) attributable to any such protest, action or proceeding referred to in this Section 10.09 (other than where Landlord receives a refund, from which such costs and expenses shall be deducted, as hereinabove provided) Tenant shall pay to Landlord the Proportionate Share of such costs and expenses, as additional rent, unless such protest, action or proceeding pertains solely to a reduction in Base Taxes paid or to be paid by Landlord, in which event Landlord shall be responsible for such costs and expenses.

                                   ARTICLE 11

                               Landlord's Services


        11.01 Landlord, as a Cost of Operation, shall furnish adequate hot and cold water to the floor or floors on which the Demised Premises are located for drinking, lavatory, toilet and ordinary cleaning purposes.

        11.02 Landlord shall, as a Cost of Operation, keep clean, and in good order and repair, the public areas and the public facilities of the Building.

        11.03 Landlord, as a Cost of Operation, shall provide public elevator services to the floor(s) on which the Demised Premises are situated during Standard Business Hours, and shall have a least one (1) elevator subject to call at all other times. The elevator(s), or any or all of them, if more than one, may be operated by automatic control, and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operate for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished. If Tenant shall require Saturday or after hours service of elevator(s) or of the loading area in the Building under such circumstances as, in Landlord's reasonable judgment, will require service or attention by Landlord's personnel, Tenant shall pay Landlord, on demand, a reasonable charge attributable to such service or attention.

        11.04 Provided that Tenant shall keep the Demised Premises in good order, Landlord, as a Cost of Operation, shall cause the Demised Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), to be cleaned in accordance with the standards set forth in Exhibit "C" annexed hereto and hereby made a part hereof. Tenant will not clean, nor require, permit, suffer or allow any window in the premises to be cleaned from the outside. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building or otherwise on or about the Building required because of (1) misuse or neglect on the part of Tenant or its employees or visitors, (2) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work other than office area, (3) interior glass surfaces, (4) non-building standard materials or finishes installed by Tenant or at its request, (5) increases in frequency or scope in any of the items set forth in Exhibit "C" as shall have been requested by Tenant, and (b) removal from the Demised Premises and the Building of (1) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine or ordinary business office occupancy and (2) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises. Extraordinary waste (such as crates, cartons, boxes, etc., and used furniture or equipment) shall be removed from the Building by Tenant at Tenant's own cost and expense. At no time shall Tenant place any waste of any kind in any public areas. If Tenant does so, the parties agree that everything so placed shall be deemed abandoned and of no value to Tenant and Landlord may have the same removed and disposed of at Tenant's expense.Such expense shall be deemed additional rent payable by Tenant within ten (10) days after being billed therefor. This remedy is in addition to any other remedies Landlord may have under this Lease.

        11.05     With respect to parking of vehicles:

             A. Landlord represents that throughout the Term there will be a paved, illuminated parking area for the Building with the number of Common Parking Spaces specified in Article 1. Tenant shall require its personnel and visitors to park their vehicles only in Common Parking Spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come, first served" basis. Landlord reserves the right at all times to redesignate such Common Parking Spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas. Common Parking Spaces shall be provided at no additional cost to Tenant.

             B. There shall not be overnight parking except in that portion, if any, of the parking area designated by Landlord for overnight parking ("overnight parking area"), and Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking area except any overnight parking area at the end of the working day. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight except any overnight parking area and the same interferes with the cleaning or maintenance of said areas (snow or otherwise,) any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor.

             C. All Common Parking Spaces and any other parking areas, roadways, and driveways used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism, or any other cause whatsoever. Landlord shall have no obligation whatsoever to provide a guard or any other personnel or device to patrol, monitor, guard or secure any parking areas; if Landlord does so provide, it shall be solely for Landlord's convenience, and Landlord shall in no way whatsoever be liable for any acts or omissions of such personnel or device in failing to prevent any such theft, vandalism, or loss or damage by other cause.

        11.06 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to stop, interrupt, or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of Events of Force Majeure. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, the provisions of
Section 14.03 shall apply. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage, or suspense of any of the Building systems or services arising out of the causes set forth in this Section.


                                   ARTICLE 12

                                     Energy


        12.01 Landlord agrees to bear the cost of electrical energy involved in furnishing to Tenant the services described in Article 11, except that Tenant shall be responsible for providing electricity for lighting and power, at Tenant's expense, for cleaning the Demised Premises as provided in Section 11.04 hereof.
        12.02 Tenant covenants and agrees that at all times its use of electrical current shall not exceed the capacity of existing feeders to the Building or the risers, conduits, or wiring installation in the Building, and Tenant shall not use any electrical equipment which, in Landlord's opinion reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building.

        12.03 If pursuant to Article 1 hereof, Tenant shall purchase from Landlord at the Electric Energy Charge all electrical energy consumed or used by Tenant in the Demised Premises:

             A. Landlord agrees to supply electric energy to the Demised Premises during Standard Business Hours at the Electric Energy Charge, as specified in Article 1 hereof, and as adjusted pursuant to Section 12.03C hereof, which shall be added to the Base Rent hereunder and paid in accordance with Section 3.02 hereof. Such supply of electric energy under this Section 12.03A shall, in the absence of Landlord's written consent to a greater load, be limited to a total electrical connected load of five (5) watts per square foot of the Leased Floor Space for Tenant's ordinary lighting and ordinary electric office equipment, and no individual piece of equipment or any type of fixture requiring electric power in excess of one thousand eight hundred (1,800) watts shall be installed, maintained, or operated by Tenant without Landlord's prior written consent.

             B. Upon receipt of Tenant's request to exceed the five (5) watts limitation aforementioned, Landlord shall retain a licensed professional engineer, at Tenant's expense, to inspect the proposed equipment and/or fixtures and calculate the connected load. The finding and calculations shall be deemed conclusive between the parties.

             For such excess electricity provided in this Section 12.03B, and for the use of electricity during other than Standard Business Hours on business days, Tenant shall pay to Landlord monthly, as additional rent, the amounts provided in Section 1.02B, as said amounts may be adjusted to reflect any increases in the "Utility Year Electric Rate" over the "Base Electric Rate" as provided in Section 12.03C hereof.

             C. In the event that the average kilowatt hour rate of electricity ("Utility Year Electric Rate") during any "utility year" (which shall mean the twelve month period commencing with the end of the month in which the Commencement Date occurs and each subsequent period of twelve months) exceeds the kilowatt hour rate of electricity which (1) is specified in Section 1.02C hereof, or (2) if not so specified, then, if the Building has been occupied (adjusted for ninety-five (95%) percent or full occupancy, at Landlord's option), during the twelve months immediately preceding the month in which this Lease is fully executed, is the average kilowatt hour rate ofelectricity during such period ("Base Electric Rate"), then Tenant shall pay Landlord, as additional rent, within ten (10) days after notice thereof, a sum computed by multiplying the percentage of such excess by the Electric Energy Charge and then multiplying the product of such calculation by the Leased Floor Space. The Base Electric Rate (unless specified in Section 1.02C hereof) and the Utility Year Electric Rate shall be computed by dividing the total number of kilowatt hours consumed by or through Landlord at the Real Property during each respective period into the total cost of such consumption during each respective period, all as shown on the bills (or if more than one meter is included on such bills then that portion of such bills applicable to the appropriate measuring meter) of the utility company supplying electrical energy to the Real Property. The cost of such consumption shall include demand charges, consumption charges, fuel adjustments, applicable taxes and all other costs and charges included on said utility company bills. If the last period of the Term does not include a full Lease Year, the additional rent due under this
Section 12.03C for such period shall be prorated to the Expiration Date and shall be computed based upon (i) electric utility bill or bills, if any, issued to Landlord for such last period up to and including the last full month of the Term, and/or (ii) if less than a full month is involved, the electric utility bill issued to Landlord for the month immediately preceding that in which occurs, and projected to, the Expiration Date.

             Notwithstanding the foregoing, in the event that the Base Electric Rate is not specified in Section 1.02C hereof, and the Building has not been occupied for a twelve month period, then the Base Electric Rate shall mean the kilowatt hour rate of electricity applicable at the time of execution of this Lease, which rate shall be determined at the end of such twelve month period based upon (x) the average number of kilowatt hours of electricity consumed during such period (adjusted for ninety-five (95%) percent or full occupancy, at Landlord's option), which quantity it is expected will remain relatively constant during each subsequent twelve month period, and (y) those charges, taxes, costs and other items, which are included in arriving at the cost of consumption, as hereinabove provided, at the rates which were applicable at the time of execution of this Lease.

             D. All electric charges and adjustments under Section 12.03 and
12.04 hereof shall be set forth in written notices by Landlord to Tenant.

        12.04 If, pursuant to Article 1 hereof, Tenant shall purchase from Landlord, as measured by a sub-meter, all electrical energy consumed or used by Tenant in the Demised Premises, then Landlord shall supply electric energy to the Demised Premises. No individual piece of equipment or any type of fixture requiring electric power in excess of one thousand eight hundred (1,800) volt-amperes shall be installed, maintained, or operated by Tenant without Landlord's prior writtenconsent. Such electricity shall be measured by a sub-meter or check meter to be installed by Landlord at Tenant's cost and expense. Landlord shall cause Tenant's electric sub-meter to be read at regular intervals. Upon receipt by Landlord of an invoice from the utility company supplying electricity to the Building, Landlord shall bill Tenant for the number of kilowatt hours shown on the latest reading of Tenant's sub-meter at the kilowatt charge reflected on the applicable utility rate schedule for such number of kilowatts. Such charge shall include demand charges, consumption charges, fuel adjustment, taxes and all other cost and charges which would be included if a bill were sent by such utility directly to Tenant based exclusively upon Tenant's consumption. In the event that periods covered by the utility company meter reading and Landlord's reading of Tenant's sub-meter are not the same and any change in the average per kilowatt hour charge should occur during that time when the periods are not the same, then Landlord shall make an appropriate adjustment on its bill to Tenant. Tenant shall pay the amount of Landlord's bill, as additional rent, within ten (10) days of submission thereof by Landlord.

        12.05 Notwithstanding any contrary provision of this Article 12, Landlord, at Landlord's option, may, at any time or from time to time, submit to Tenant Landlord's estimate, reasonably determined, of any or all sums due and payable or to become due and payable pursuant to this Article 12 during any utility year, together with the basis therefor, in which event on the first day of each month thereafter Tenant shall pay to Landlord one-twelfth (1/12) of such estimated sums (plus, if such statement is submitted after the commencement of any Lease Year, then have elapsed since such commencement). Such estimated sums shall be credited against the amounts otherwise due under this Article 12; any deficiency shall be paid by

Tenant in accordance with the terms of the applicable Section under which such sum was computed, and any excess sums shall be credited again rent next becoming due under this Lease.

        12.06 Notwithstanding any contrary provisions of this Article 12, Landlord, at Landlord's option, may, at any time and from time to time, calculate applicable sums under Article 12 of this Lease on a calendar year basis rather than on a utility year basis. In such event, if less than a full calendar year is involved, appropriate adjustments and pro rations shall be made.

        12.07 At the inception of this Lease, Landlord shall supply, at Landlord's own cost and expense, all electric fluorescent tubing. Thereafter Tenant may purchase from Landlord, at Landlord's option, all replacements of electric fluorescent tubing and shall pay Landlord for installing same.

                                   ARTICLE 13

                                 Eminent Domain


        13.01 In the event that the land, Building or any part thereof, or the Demised Premises or any part thereof, shall be taken on condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

        13.02 At any time during the Term if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right or eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Base Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

        13.03 However, if substantially all of the land or Building is not taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that either party may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than twenty-five (25%) percent by notice of such election to the other party given not later than thirty (30) days after (a) notice of such taking is given by the condemning authority, or (b) the date of such taking, whichever occurs later. Upon the giving of such notice this Lease shall terminate on the date of service of such notice and the Base Rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If both parties fail to give such notice upon such partial taking, and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the Base Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises, and the Proportionate Share shall be recomputed to reflect the number of square feet of Leased Floor Space remaining in the Demised Premises in relation to the number of square feet of Total Floor Space remaining in the Building.

        13.04 Notwithstanding the foregoing provisions of this Article and subject to the interests of any mortgagee or lessor or grantor under any superior mortgage or superior lease, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in the preceding Sections of this Article, such portion of each award made therein as represents the then value of Tenant's Property.

        13.05 In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such a taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Demised Premises to substantially the same condition as it was immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking.


                                   ARTICLE 14

                             Repairs and Maintenance


        14.01 Landlord shall, as a Cost of Operation, keep and maintain the Building and its fixtures, appurtenances, systems and facilities (including the central heating, ventilating and air conditioning systems and the central or core elevator and plumbing systems), serving the Demised Premises, in good working order, condition and repair (but any auxiliary or supplementary heating, ventilating or air conditioning units or equipment, plumbing fixtures, serving only the Demised Premises shall be Tenant's responsibility under Section 14.02 hereof), and Landlord shall, as a Cost of Operation make all repairs to preserve the strength of the structural components of the Building, interior and exterior, as and when needed in the Building, except as indicated in the second sentence of Section 14.02, except further for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this Lease, including but not limited to the provisions of
Article 15.

        14.02 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and thereto (including, without limitation, windows and doors adjoining, or used exclusively in connection with, the Demised Premises), and at its sole cost and expense shall pay for all repairs thereto, as and when needed to preserve them in good working order and condition except as otherwiseprovided in Section 14.01 hereof. In addition, Tenant, at its sole cost and expense, shall pay for all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building as shall be required by reason of (a) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or in connection with Tenant's Changes, (b) the installation, use or operation of Tenant's Property in the Demised Premises, (c) the moving of Tenant's Property in or out of the Building, or (d) the misuse or neglect of Tenant or any of its employees, agents, or contractors. As soon as any such repair is required, Tenant shall notify Landlord, who shall, in turn, at its option, either make such repair (at charges computed under Section 4.07 as though such repairs were "extra materials and work", and Tenant shall pay Landlord therefor pursuant to Section 4.09) or notify Tenant to make such repairs. Tenant shall not be responsible, and the Landlord shall be responsible, for any repairs to the Demised Premises as are required by reason of the negligence of the Landlord, its employees, agents or contractors.

        14.03 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or Demised Premises, or in or to the fixtures, equipment, or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

        14.04 When used in this Lease the term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.


                                   ARTICLE 15

                             Damage and Destruction


        15.01 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its rights under Section 15.03 hereof, repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

        15.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises by the Tenant, its agents or employees under the provisions of this Lease, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

        15.03 In case of substantial damage or destruction of the Demised Premises, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within twelve (12) months from the date of such damage or destruction, and such additional time after such date (but not to exceed nine {9} months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance or Events of Force Majeure.

             In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the Term and estate hereby granted, by notifying Tenant in writing of such termination, within sixty (60) days after the date of such damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 15.01, the holder of a superior mortgage or the lessor of a superior lease or any person claiming under or through the holder of such superior mortgage or the lessor of such superior lease takes possession of the Building through the foreclosure or otherwise, such holder, lessor, or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the next two (2) preceding sentences, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the Base Rent and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 15.02. Nothing contained in this Section 15.03 shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

        15.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

        15.05 Landlord will not carry insurance of any kind on Tenant's Property or on any work in excess of that amount and kind of building standard work referred to in Exhibit "D", and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. For purposes of this Article 15 the term casualty damage, to the extent Landlord is responsible under this Article 15, shall not be deemed to include damage caused by vandalism, unknown cause or other act not normally covered under fire and extended coverage insurance policies applicable to office buildings in the area in which the Building is located, if such causes are included in the repair obligations under Article 15 hereof for which Tenant is responsible to pay.

        15.06 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and the provision of any law providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

        15.07 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.


                                   ARTICLE 16

                                    Insurance


        16.01 Tenant shall obtain and keep in full force and effect during the Term at its own cost and expense, comprehensive general public liability insurance, such insurance to afford protection initially in an amount of not less than $3,500,000.00 combined single limit of liability for bodily injury, death and property damage arising out of any one occurrence under an occurrence-basis policy, protecting Landlord, Landlord's Managing Agent, the holder of any superior lease,if any, and Tenant as named insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof and from time to time during the Term for such higher limits, if any, as are currently carried with respect to similar properties in the area where the Building is located. There shall be added to or included within said comprehensive general liability insurance (upon the same terms and conditions as above specified) all other coverages as may be usual to Tenant's use of the Demised Premises, including , without limitation (if applicable to Tenant's use), products liability, liquor law legal liability and host liability coverages. Said insurance is to be written by insurance companies admitted and licensed to do business in the State of Connecticut, authorized to issue the relevant insurance, having a rating of no less than "A" in the most current edition of Bests Key Rating Guide, and which insurance companies shall be reasonably satisfactory to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the Term. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder. Each policy which shall so name Landlord and/or Landlord's Managing Agent and/or the holder of any superior lease as an additional insured shall contain agreements by the insurer that the policy will not be cancelled without at least twenty (20) days prior notice to said additional insureds and that the act or omission of any insured will not invalidate the policy as to any other insured. Any failure by Tenant, if named as an additional insured, promptly to endorse to the order of Landlord, without recourse any instrument for the payment of money under or with respect to the policy of which Landlord is the owner or original or primary insured, shall be deemed a default under this Lease.

        16.02 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the municipality in which the Building is located and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to liability or obligation under this Section by reason of the proper use of the Demised Premises for standard executive and administrative offices.

        16.03 Tenant hereby releases Landlord and/or Landlord's Managing Agent and/or the holder of any superior lease with respect to any claim (including a claim for negligence) which it might otherwise have against Landlord and/or Landlord's Managing Agent and/or the holder of any superior lease for loss, damage or destruction with respect to its property (including business interruption) occurring during the Term and with respect and to the extent to which Landlord and/or Landlord's Managing Agent is insured under a policy or policies naming Landlord and/or Landlord's Managing Agent and/or the holder of any superior lease as an additional insured as provided in Section 16.01. If notwithstanding the recovery of insurance proceeds by Tenant for loss, damage or destruction of its property (or rental value or business interruption) the Landlord and/or Landlord's Managing Agent is liable to the Tenant with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then provided the Tenant's right of full recovery under its insurance policies is not hereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the Tenant's insurance against such loss, damage or destruction shall be offset against the obligation of Landlord and/or Landlord's Managing Agent and/or the holder of any superior lease to pay for replacement, repair or restoration, as the case may be.

        16.04 The release provided for in Section 16.03 shall extend to the agents and employees of Landlord and/or Landlord's Managing Agent and/or the holder of any superior lease. Nothing contained in Section 16.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.


                                   ARTICLE 17

                                Tenant's Changes


        17.01 After completion of the initial preparation of the Demised Premises, as provided for in Article 4, prior to Tenant's occupancy thereof, Tenant may not, at any time or from time to time during the Term, without Landlord's prior approval, make any alterations, additions, installations, substitutions, improvements, and decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises. If Landlord, in Landlord's sole and absolute discretion, shall approve such changes, such changes shall be performed on the following conditions, provided that in no event shall such changes result in a violation of or require a change in the certificate of occupancy applicable to the Demised Premises: A. The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength or, in the opinion of the Landlord, lessen the value of the Building;

             B. No part of the Building outside of the Demised Premises shall be physically affected;

             C. The proper functioning of any of the mechanical, electrical, sanitary and other services systems of the Building shall not be adversely affected;

             D. In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article;

             E. At the Expiration Date, Tenant shall on Landlord's written request restore the Demised Premises to their condition prior to the making of any changes permitted by this Article, reasonable wear and tear excepted;

             F. With respect to each change Tenant shall pay to Landlord, as additional rent, upon demand, ten (10%) percent of the cost of such improvement for supervision, indirect job costs and coordination of the work performed in connection with such improvement;

             G. Before proceeding with any change (exclusive of changes in items constituting "Tenant's Property" as defined in Article 18) Tenant shall submit to Landlord plans and specifications for the work to be done, for Landlord's approval in writing, and, if such change requires approval by or notice to the lessor of a superior lease or the holder of a superior mortgage, Tenant shall not proceed with the change until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or superior mortgage with respect to the proposed change or alteration have been met or complied with at Tenant's expense; and Landlord, if it approves the change, will request such approval or give such notice, as the case may be; any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of

Landlord. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, security agreements or chattel mortgages; and

             H. Tenant shall comply with all other terms and conditions of this Lease in connection with Tenant's Changes, including, without limitation,
Section 10.03 hereof. Notwithstanding the foregoing, Landlord shall have the option of performing Tenant's Changes pursuant to the provisions of Section 4.07 as though extra materials and work were involved. 17.02 All Tenant's Changes shall at all times comply with laws, order and regulations or governmental authorities having jurisdiction thereof, and all rules and regulations of Landlord, and Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such a manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and shall be performed by union contractors or mechanics approved by Landlord. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence on, in or about the Building, of which Landlord and its Managing Agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe (but not less than those specified in Section 16.01), with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. No Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not "Tenant's Property" (as defined in Article 18), unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of the Landlord), unless Landlord shall otherwise expressly consent in writing.

        17.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the appropriate department of the municipality where the Building is located or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's Changes, repairs, or installations, including but not limited to the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all costs, attorneys' fees, fines expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within ten (10) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by

Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the lesser of the maximum permitted by law or three (3%) percent per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand. If Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in the Landlord's opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or other or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof or any other building owned or operated by Landlord or any affiliate of Landlord.

        17.04 All of Tenant's Changes, whether performed by Landlord or by Tenant shall be performed only during regular time union working hours. If Tenant requires Landlord to perform work during other hours, or if Tenant desires to perform work through its contractors, agents or employees, Tenant shall pay as additional rent, the cost of employing such additional union help as shall be required under the rules and regulations of the unions employed in connection with the Building. Payment shall be made by Tenant to Landlord within ten (10) days after being billed therefor.


                                   ARTICLE 18

                                Tenant's Property


        18.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the Commencement Date or during the Term, whether or not by or at the expense of the Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant except as hereinafter in this Article expressly provided.

        18.02 All fixtures, furnishings, and equipment, exclusive of work performed by Landlord at Landlord's cost and expense pursuant to the provisions of Article 4 hereof and exclusive of any electric meter and related wiring and parts, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to the Landlord, and can be removed without structural damage to or defacement of the Building (all of which are herein called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building or the Real Property resulting from such removal. Any fixtures, equipment or other property for which Landlord shall have granted any allowance to the Tenant as a credit or substitution in kind shall not be deemed to have been installed by or for the account of the Tenant without expense to Landlord, and shall not be considered as Tenant's Property. Any partitions installed by Landlord, whether movable or not, shall not be considered Tenant's Property. Landlord shall not be obligated to return and/or reinstall any partitions supplied to Tenant which are returned by Tenant to Landlord due to enlargement, reduction or change in the Demised Premises.

        18.03 At or before the expiration of this Lease, Tenant shall remove, at its expense, from the Demised Premises, all of Tenant's Property and shall repair any damage and make any replacements to the Demised Premises or the Building resulting from or necessitated by such removal, and shall pay all other costs of such removal.

        18.04 Any items of Tenant's Property which shall remain in the Demised Premises after the expiration of this Lease, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit. Tenant agrees to reimburse Landlord for the costs of removal and for the cost of repairing any damage to the Demised Premises or the Building arising out of Tenant's failure to remove Tenant's Property pursuant to the terms of this Lease.



                                   ARTICLE 19

                                    Surrender


        19.01 On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty, restored as provided in Section 17.01, if applicable.
19.02 Prior to such surrender Tenant shall (a) remove Tenant's Property subject to the provisions of Article 18 hereof, (b) at Landlord's request remove from the Demised Premises all improvements, alterations, additions, fixtures and equipment (sometimes herein called "additional work") other than the standard quality and quantity of building standard work provided by Landlord under Landlord's standard, unmodified, printed form of Work Letter (attached hereto as Exhibit "D" as though unmodified by the parties), whether such additional work was performed by Tenant or by Landlord on Tenant's behalf, and whether such additional work consisted of extra or special work, or additional items or quantities of building standard work, and (c) at Landlord's request, repair any damage and made any replacements to the Real Property resulting from or necessitated by such removal, and restore those parts of the Demised Premises from which the removal referred to in subparagraphs "a" and "b" above occurred, to a condition which will blend with and be comparable to and compatible with adjacent areas. Tenant's removal and repair obligations hereunder with respect to the Demised Premises shall extend to the core area or any other part of the Building where any additional work was performed by or on behalf of Tenant. If Tenant shall fail to perform as provided in this Section 19.02, Landlord shall have the right to do so at Tenant's cost and expense, without further notice or demand upon Tenant, and Tenant shall indemnify Landlord against all loss or liability resulting therefrom, including, without limitation, any delay in granting occupancy of the Demised Premises to a future occupant.

        19.03 In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution by Landlord and Tenant of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a Tenant from month to month, at a monthly rental equal to three (3) times the Base Rent and additional rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month to month tenancy.

        19.04 Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss, cost, liability, claim, damage, fine, penalty, and expense, including reasonable attorneys' fees and disbursements, resulting from delay by Tenant in surrendering the Demised Premises upon the termination of this Lease as provided in this Article 19, including without limitation, any claims made by any succeeding tenant or prospective tenant based upon such delay.


                                   ARTICLE 20

                       Recording and Estoppel Certificate


        20.01 Tenant agrees not to record this Lease. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording, which Tenant may record. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

        20.02 Tenant agrees, at any time and from time to time, as requested by Landlord, or the holder of any superior lease or superior mortgage, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and additional rent have been paid, and stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant may have knowledge, and specifying as to such other matters as may be reasonably requested and as are part of the standard form or request of such holder of any superior lease or superior mortgage, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord, or the holder or any superior lease or superior mortgage, may be dealing.


                                   ARTICLE 21

                        Events of Default and Termination


        21.01 This Lease and the Term and estate hereby granted are subject inter alia to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of, or for, the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy orinsolvency as a defense in any action or proceeding, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided as in Article 30.

        21.02 This Lease and the Term and estate hereby granted are subject to the further limitation that (a) whenever Tenant shall default in the payment of any installment of Base Rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable; or (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, other than the payment of rent, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such fifteen (15) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same; or, (c) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 22; or (d) whenever Tenant shall abandon the Demised Premises, or a substantial portion of the Demised Premises shall remain vacant for a period of ten (10) consecutive days, unless such vacancy arises as a result of a casualty; then in any such event covered by subsections "a", "b", "c", or "d" of this Section 21.02, at any time thereafter, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of three (3) days from the date of service of such notice of intention, and upon the expiration of said three (3) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 30.

                                   ARTICLE 22

                       Assignment, Subletting, Mortgaging


        22.01 Neither this Lease nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgage, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article. For purposes of this Article 22,
(i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant (including, without limitation, any capital stock issued in connection with any transfer), or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, and (ii) a takeover agreement shall be deemed a transfer of this Lease.

        22.02 If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of

Section 22.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, or subletting or use or occupancy by others not expressly permitted by this Article. Tenant agrees to pay to Landlord reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof (including, without limitation, the exercise by Landlord of any options under Section 22.04B or C, and the preparation and/or review of any and all documents in connection with any rights under this Article 22). References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and other claiming under or through Tenant, immediately or remotely.

        22.03 Upon at least 20 days prior notice to Landlord, if Tenant is a corporation, this Lease may be assigned to a corporation into which Tenant merges or consolidates, or to any other corporation which controls, is controlled by, or under common control with Tenant, so long as the Demised Premises continue to be used for the Permitted Use; the transfer is not principally for the purpose of transferring the leasehold estate created hereby; the net worth of the assignee is at least equal to or in excess of the net worth of Tenant immediately prior to such assignment; the assignee assumes by documents satisfactory to Landlord all of Tenant's obligations to be performed under this Lease; and subject to all of the other terms and conditions of this Lease.

        22.04 In the event that at any time or from time to time prior to or during the Term Tenant desires to sublet all or any portion of the Demised
Premises:

             A. Tenant shall submit to Landlord a written notice of Tenant's desire to sublet, which shall contain or be accompanied by the following information:

                  1. a description identifying the space to be sublet (which shall include appropriate means of ingress and egress); and

                  2. the terms and conditions (including without limitation the proposed commencement and termination dates) of the proposed subletting.

        Landlord shall have the option to be exercised by notice to Tenant within thirty (30) days after receipt of such notice either (x) to require a surrender of the Demised Premises or part thereof involved, as the case may be, including Tenant's leasehold improvements therein, or (y) to obtain a sublet from Tenant of the Demised Premises or part thereof involved including Tenant's leasehold improvements therein, upon the terms and conditions hereinafter set forth.

             B. If Landlord fails to exercise its option as above provided and Tenant still desires to sublet all or any part of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such subletting, which request shall contain or be accompanied by the following information:

                  1. a description identifying the space to be sublet (which shall include appropriate means of ingress and egress);

                  2. the terms and conditions (including without limitation the proposed commencement and termination dates) of the proposed subletting;

                  3.  the name and address of the proposed subtenant;

                  4. the nature and character of the business of the proposed subtenant and of its proposed use of the Demised Premises; and

                  5. current financial information, and any other information as Landlord may reasonably request, with respect to the proposed subtenant.

            Landlord shall have the option to be exercised by notice given to Tenant within twenty (20) days after the later of (i) receipt of Tenant's request for consent or (ii) receipt of such further information as Landlord may reasonably request pursuant to clause 5 of Section 22.04B above, either (x) to require a surrender of the Demised Premises or as to the part thereof involved, as the case may be, or (y) to obtain a sublet from Tenant of the Demised Premises or part thereof involved, including Tenant's leasehold improvements therein, upon the terms and conditions hereinafter set forth.

             C. If Landlord shall exercise its option to require a surrender of the Demised Premises as provided in clause (x) of Section 22.04A or 22.04B hereof, then upon the proposed commencement date of the subletting specified in Tenant's notice given pursuant to Section 22.04A or 22.04B hereof, the Demised Premises or the part thereof involved, as the case may be, shall be delivered to Landlord in accordance with the provisions of the Lease relating to surrender of the Demised Premises at the expiration of the Term, and this Lease shall cease and terminate insofar as the Demised Premises or part thereof involved, as the case may be, is concerned with the same force and effect as though such proposed commencement date were the date set forth in this Lease as the expiration of the Term. If only part of the Demised Premises is involved, the terms and conditions of the Lease shall remain in full force and effect as to the remainder of the Demised Premises, except that the Base Rent and additional rent shall be proportionately reduced based upon the number of square feet of such part of the Demised Premises surrendered, and except further to the extent that appropriate modifications of other terms or provisions of this Lease should be made to reflect such elimination of such part of the Demised Premises surrendered. Notwithstanding the foregoing, in the event that less than all of the Demised Premises is surrendered,

                  1. Landlord shall cause to be constructed, at Tenant's sole cost and expense, such alterations and connections as may be required in order to physically separate such surrendered part of the Demised from the balance of the Demised Premises, the cost of which construction shall be computed as an item of extra materials and work pursuant to Article 4 hereof; and

                  2. At least thirty (30) days prior to the proposed commencement date specified above, Landlord shall have free access to enter to the Demised Premises in order to complete such construction referred to in clause "1" above, and to the extent that there are less than thirty (30) days between Landlord's exercise of its option to require a surrender pursuant to clause (x) above and such proposed commencement date, such proposed commencement date shall be extended by a like number of days.

             D. If Landlord shall exercise its option, as provided in clause (y) of Section 22.04A or 22.04B hereof, to sublet from Tenant the Demised Premises or a part thereof involved, as the case may be, together with all leasehold improvements made by Landlord or Tenant therein (collectively herein called "Leaseback Area") Tenant automatically shall be deemed to have subleased the Leaseback Area to Landlord for the term ("Backleasing" or "Backlease") for the term ("Backlease Term") of the proposed sublease referred to in Section 22.04A (2) or 22.04B (2) hereof. The Base Rent and additional rent shall be the same as specified in this Lease, except that if less than all of the Demised Premises is involved, such sums shall be proportionately reduced based upon the number of square feet of the Leaseback Area. All other terms and conditions of this Lease shall remain applicable to the Leaseback Area, except such as by their nature or purport are inapplicable or inappropriate to such Backleasing, or are inconsistent with the further provisions of the following subsections of this Section, which further provisions shall be deemed to be part of the terms, covenants, and conditions of such Backleasing. Notwithstanding the foregoing, in the event that the Leaseback Area is less than all of the Demised Premises,

                  1. Landlord shall cause to be constructed, at Tenant's sole cost and expense, such alterations and connections as may be required in order to physically separate the Leaseback Area from the balance of the Demised Premises, the cost of which construction shall be computed as an item of extra materials and work pursuant to Section 4.07; and

                  2. At least thirty (30) days prior to the proposed commencement date specified in Tenant's notice given pursuant to Section 22.04A or 22.04B hereof, Landlord shall have free access to enter the Demised Premises in order to complete such construction referred to in clause 1 of this Section 22.04D, and to the extent that there are less than thirty (30) days between Landlord's exercise of its option to sublet as provided in clause (y) of Section 22.04A or 22.04B hereof and such proposed commencement date, such proposed commencement date shall be extended by like number of days.

                       In addition to the foregoing, the following provisions shall be applicable to any Backleasing:

                       (i) Landlord shall have the unqualified and unrestricted right, without Tenant's permission or consent, to underlet the Leaseback Area in whole or in part to any person or entity, including Tenant's proposed subtenant, for any period or periods of time not extending beyond one (1) day before the expiration of the Backlease Term, at such rentals and on such terms and conditions (including any alterations required to render the Leaseback Area suitable for occupancy by an undertenant of Landlord) as Landlord shall determine. Landlord may underlet the Leaseback Area or parts thereof separately or in combinations, as Landlord sees fit. The Backlease may be assigned by Landlord to any person, including Tenant's proposed subtenant, without Tenant's consent but such assignment shall not be effective unless the transferee executes and delivers to Tenant a written agreement assuming all of Landlord's obligations under the Backlease, and in such event Landlord shall continue to be fully responsible jointly and severally with such assignee for all of Landlord's obligations under the Backlease. Tenant shall not be responsible for furnishing to the Leaseback Area or the occupants thereof any of the services undertaken in this Lease to be furnished by Landlord or (except as otherwise provided in Section 22.04C and D above) for the making of repairs or alterations, or the incurrence of any expense with respect to the Leaseback Area during the Backlease Term applicable thereto, but shall only make available that which it receives from Landlord. At the expiration or earlier termination of the Backlease Term, Landlord shall have no obligations to restore or alter or improve the Leaseback Area and Tenant shall take possession of the Leaseback Area in the condition that the same shall then be in, provided only that all facilities necessary for the use and occupancy of the Leaseback Area, or any subdivisions thereof as they then exist, such as ceilings, lighting fixtures, electrical outlets, and heating, ventilating and air conditioning systems, shall be in place.

                      (ii) Tenant shall furnish to Landlord or its assignee or subtenant under the Backlease any consents or approvals requested under the Backlease so long as (a) Landlord furnishes such consents or approvals to Tenant and, (b) Tenant incurs no expense by reason of any such consent or approval.

                     (iii) Landlord and Tenant expressly negate any intention that any estate created by or under the Backlease shall be merged with any other estate held by either of them. At the request of either party, Landlord and Tenant shall mutually execute, acknowledge, and deliver an instrument or instruments of sublease and/or assignment to confirm and separately set forth the demise, rent, terms, conditions and other provisions of the Backleasing or any Leaseback Area as may be appropriate.

                      (iv) Tenant may use any overdue rental obligation or other failure under a Backlease as an offset against its rental obligation or the obligation comparable to that so failed under this Lease. E. If Landlord shall not exercise either of its options under Section 22.04A or 22.04B hereof, Landlord shall not unreasonably withhold or delay its consent to the proposed subletting referred to in Tenant's notice given thereunder, provided that the following further conditions shall be fulfilled:

                       (i) There shall be no advertisement, public communication or listing of the availability of the Demised Premises for subletting without the prior written consent of Landlord, which shall not be unreasonably withheld; it is specifically understood that it shall not be unreasonable for Landlord to deny its consent if any advertisement or public communication shall list the rental rate in any way or shall adversely reflect on the dignity, character or prestige of the Building;

                      (ii) No space shall be sublet to another tenant, or to a related entity of any other tenant, or to any other occupant of the Building, if Landlord shall then have available for rent comparable or similar space in the Building;

                     (iii) No subletting shall be to a person or entity which has a financial standing, is of a character, is engaged in business, is of a reputation, or proposes to use the sublet premises in a manner, not in keeping with the standards in such respects of the other tenancies of the Building;

                      (iv) The subletting shall be expressly subject to all of the obligations of Tenant under this Lease, and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Section 1.10 and Article 8 hereof, and shall specifically provide that there shall be no further subletting of the sublet premises;

                       (v) That part, if any, of the term of any such sublease or any renewal or extension thereof, which shall extend beyond a date one (1) day prior to the expiration or earlier termination of the term, shall be a nullity;

                      (vi) The subletting shall not have the effect, or give the utility serving the Building with electricity cause to claim, that Landlord will not be permitted to serve the Demised Premises or the portion thereof so sublet, or any of the other lease portions of the Building, with electricity, on a "rent inclusion" basis as provided for herein;

                     (vii) No such subletting shall result in there being more than two (2) occupants in the Demised Premises;

                    (viii) The Base Rent and additional rent for any such subletting shall be not less than the greater of (a) that provided for under this Lease on a per square foot basis for the space as proposed to be sublet, and (b) the then going market rental rate for comparable space and for a comparable term in the Building (or if none is or has been currently leased or subleased, then comparable space and term in a comparable building in the area in which the Building is located;

                      (ix) The proposed subtenant shall not be a person then negotiating with Landlord for the rental of any space in the Building;

                       (x) The subleased premises shall not be used by an employment or recruitment agency; by a school, college, university or educational institution whether or not for profit; or by any government or subdivision or agency of any government;

                      (xi) The business of the subtenant shall not be in violation of any restriction against competition contained in any other lease to which Landlord is a party;

                     (xii) Landlord shall be furnished with a duplicate original of the sublease within ten (10) days after the date of its execution;

                    (xiii) Tenant shall pay to Landlord, as additional rent, a sum equal to the amount of (a) all Base Rent and additional rent and any other consideration paid or payable to Tenant by any subtenant which is in excess of the Base Rent and additional rent then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant from any such subletting; if only a part of the Demised Premises is sublet, then the Base Rent and additional rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of said sublet space bears to the entire Demised Premises; and

                     (xiv) Tenant shall have fully and faithfully complied with all of the terms, covenants and conditions of this Lease on the part of the Tenant then to have been performed under this Lease.

        22.05 The provisions of this Article 22 shall apply to each such proposed subletting, none of which shall be effective until all of the foregoing shall have been complied with. Notwithstanding any subletting, Tenant and any future sublessor shall remain liable for the full performance of all the terms and conditions of this Lease on the part of the Tenant to be performed.


                                   ARTICLE 23

                                Security Deposit


        Tenant has deposited with Landlord the Security Deposit as security for the punctual performance by Tenant of each and every obligation of it under this Lease. In the event of any default by Tenant, Landlord may apply or retain all or any part of the security to cure the default or to reimburse Landlord for any sum which Landlord may spend by reason of the default. In the case of every such application or retention Tenant shall, on demand, pay to Landlord the sum so applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount. If at the end of the Term Tenant shall not be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the Expiration Date. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new landlord solely for the return of said security; and its is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither the Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


                                   ARTICLE 24

                 Quiet Enjoyment, Subordination, Attornment, and
                         Notice to Lessor and Mortgagees


        24.01 Landlord covenants that if, and so long as, Tenant pays all of the Base Rent and additional rent due hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any superior leases and/or superior mortgages.

24.02 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, over-riding leases and underlying leases and/or grants of term of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing ("superior leases") and to all mortgages and building loan agreements, which may now or hereafter affect the land and/or the Building and/or any superior leases ("superior mortgages") whether or not the superior leases or superior mortgages shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under the superior mortgages, and to all renewals, modifications, replacements and extensions of the superior leases and superior mortgages and spreaders, consolidations and correlations of the superior mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form, if required, that Landlord, the lessor of any superior lease or the holder of any superior mortgage of any of their respective successors in interest may request to evidence such subordination and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

            Tenant agrees without further instruments of attornment in each case, to attorn to lessor under any superior lease, or the holder of any superior mortgage, as the case may be, to waive the provisions of any statute or rule or law now or hereafter in effect which may give or propose to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event a superior lease is terminated or a superior mortgage is foreclosed, and that unless and until said lessor, or holder, as the case may be, shall elect to terminate this Lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to said lessor under the superior lease, or holder of a superior mortgage, and a reasonable opportunity to cure (without such lessor or holder being obligated to cure), any default on the part of the Landlord under this Lease. In confirmation of such attornment, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form, if required, that Landlord, the lessor of any superior lease or the holder of any superior mortgage or any of their respective successors in interest may request to evidence such attornment, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.


                                   ARTICLE 25

                                    Brokerage


        Tenant represents that, in the negotiation of this Lease, it dealt with no broker or brokers other than the Leasing Broker, and based thereupon Landlord agrees to pay to the Leasing Broker a brokerage fee per a separate agreement between Landlord and Broker which either has been entered into at the time of signing this Lease or which may hereinafter be entered into. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from any and all losses, costs, damages, expenses, claims and liabilities, including, without limitation, court costs and attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for brokerage commissions arising out of any sublease by Tenant, and Tenant shall and does hereby indemnify Landlord and hold Landlord harmless from any and all liabilities for brokerage commissions arising out of any such sublease.


                                   ARTICLE 26

                    Re-Entry by Landlord on Tenant's Default,
                            Curing Tenant's Defaults


        26.01 If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may, without further notice, immediately or at any time thereafter enter upon and re-enter the Demised Premises, or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution, or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. The words "enter" or "re-enter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning. In the event of any termination of this Lease under the provisions of Article 21 or re-entry under this Article or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment, or by any suitable action or proceeding at law, or by agreement, or by force or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Base Rent and additional rent due up to the time of such termination of this Lease or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 30. 26.02 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

        26.03 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

        26.04 If this Lease shall terminate under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 26, or in the event of the termination of this Lease or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Base Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 30 or pursuant to law.

        26.05 If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord without thereby waiving such default, may perform the same for the account and at the expense of Tenant without notice in case of emergency and in any other case if such default continues after three (3) days from the due date of the giving by Landlord to Tenant of written notice of intention to do so. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fees, incurred in collecting or endeavoring to collect the Base Rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, whether or not any action or proceeding is instituted, payable by Tenant, within three (3) days of notice to Tenant and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease together with interest thereon at the lesser of the maximum rate permitted by law or the rate of three (3%) percent per month or portion thereof from the date the said bills should have been paid in accordance with their terms. Landlord reserves the right, without liability to Tenant andwithout constituting any claim or constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.


                                   ARTICLE 27

                                     Notices


        27.01 Whenever either party shall consist of more than one (1) person or entity, any notice, statement, demand, or other communication required or permitted and any payment to be made shall be deemed duly given or paid if addressed to or by (or in the case of payment by check, to the order of) any one of such persons or entities who shall be designated from time to time as the authorized representative of such party. Such party shall promptly notify the other of the identity of such person or entity who is so to act on behalf of all persons and entities then comprising such party and of all changes in such identity.

        27.02 Any notice, statement, demand, request or other communication required or permitted pursuant to this Lease or otherwise shall be in writing and shall be deemed to have been properly given if addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and (a) if sent to such address by registered or certified United States mail, return receipt requested, postage prepaid, by depositing the same in a United States Post Office or an official depository thereof, in which event notice shall be deemed to have been given, rendered or made two (2) business days following the day so mailed in the State of Connecticut (or five (5) business days following the day so mailed outside of the State of Connecticut) as evidenced by a United States Post Office postmark, or (b) if delivered to such address to an officer, partner or other authorized representative of the other party, receipt requested. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it. However, notices requesting after hours services pursuant to Sections 7.01 and 11.03 may be given, provided they are in writing, by delivery to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident or other emergency shall be given by telegram or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

        27.03 Tenant shall give notice to Landlord promptly after Tenant learns thereof (a) of any accident in or about the Demised Premises or the Building,
(b) of all fires in the Demised Premises, (c) of all damages to or defects in the Demised Premises, including thefixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (d) of all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises.


                                   ARTICLE 28

                  Rules and Regulations; Laws and Requirements
                              of Public Authorities


        28.01 Tenant promptly shall notify Landlord of any written notice it receives of the violation of any law, statute, code, rule, regulation or requirements of any Federal, State, Municipal or other public authority which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty arising from (a) Tenant's or any other party's use of the Demised Premises, (b) the manner of conduct of any business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant or any other party, or (d) breach of any of Tenant's obligations hereunder.

        28.02 Tenant and its employees and agents shall, at their sole cost and expenses, faithfully observe and comply with (a) the Rules and Regulations annexed hereto as Exhibit "B", and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations changed subsequent to the date of this Lease the provision of this Lease shall control, and (b) all laws, statutes, codes, rules, regulations and requirements referred to in Section
28.01 hereof.

                                   ARTICLE 29

                 Non-Liability, Indemnification and Non-Recourse


        29.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant, its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless for any injury or damage to Tenant or to any other persons for any damage to, or loss (by theft, vandalism or otherwise) of, any property of Tenant and/or of any other person, irrespective of the cause (unless caused by Landlord's negligence) of such injury, damage or loss, including, without limitation, that caused by water regardless of its source, or thatresulting from promulgating or failing to promulgate or enforce any Rules and Regulations specified in Exhibit "B". Landlord shall not be liable in any event for loss of, or damage to, any property entrusted to any of Landlord's employees or agents by Tenant without Landlord's specific written consent. Landlord shall not be liable for the security or physical safety of Tenant, its employees, agents or visitors, including, without limitation, after hours use of the Demised Premises, the Building or the Real Property.

        29.02 Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason or any of the following occurring during the Term, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises: (a) any work or thing done in on or about the Demised Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees, or invitees; (b) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees; (c) any accident, injury, or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, or vault, passageway, or space adjacent thereto; (d) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

        29.03 Except as otherwise provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any Events of Force Majeure, as defined in Section 4.05 hereof; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, nothing contained in this Section shall be deemed to extend or otherwise modify or affect any of the time limits and conditions set forth in Section 15.03.

        29.04 Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the land and Building (or the proceeds thereof) for the collection of a judgment (or other judicial process) requiring the payment of damages or money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord (or if Landlord is a partnership of any partner of

Landlord) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.



                                   ARTICLE 30

                                     Damages


        30.01 If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26 or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either,

             A. on demand, a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess of (1) the aggregate of the Base Rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the expiration of the Term, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (2) the aggregate market rental value (calculated as of the date of such termination or re-entry) of the Demised Premises for the same period, or,

             B. sums equal to the Base Rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable quarterly but otherwise upon the terms therefor specified herein following such termination or such re-entry and until the expiration of the Term, provided, however, that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, attorneys' fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled to any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting.

             If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord however, shall in on event and in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof or for failure to collect any rent due upon any such reletting.

        30.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 21, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 30.01.

        30.03 Anything in this Lease to the contrary notwithstanding, if Tenant shall at any time be in default hereunder, whether or not Landlord shall institute an action or summary proceeding against Tenant based upon such default and whether or not such default results from non-payment of Base Rent or additional rent, or if Tenant requests Landlord to review or execute documents (including, without limitation, any sublease or occupancy documents) in connection with this Lease, or otherwise if it is reasonably prudent for Landlord to contact counsel, then Tenant shall reimburse Landlord, as additional rent, for the expense of attorneys' fees and disbursements thereby incurred by Landlord, so far as the same are reasonable.


                                   ARTICLE 31

                Waivers, Failure to Enforce Terms, Modifications


        31.01 Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to re-enter and also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease as herein provided.

        31.02 Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

        31.03 Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

        31.04 To the extent not prohibited by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

        31.05 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy, or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

        31.06 No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's Property in connection with such subletting.

             31.07 A. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

             B. If, in connection with obtaining, continuing or renewing financing for which the Building, land or a leasehold or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request modifications of this Lease as a condition of such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.



                                   ARTICLE 32

                                     Shoring


        32.01 If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to the said vaults, Tenant, without liability on the part of the Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against the Landlord and Tenant shall not be entitled to any diminution or abatement of rent on account thereof.


                                   ARTICLE 33

         Successors and Assigns, No Other Representations, Construction


        33.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any rights in any successor or assignee of Tenant, and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 21. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer such obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided elsewhere in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 33.

        33.02 This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, "Representations" (meaning covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings), and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant expressly acknowledges and agrees that Landlord has not made, and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, and has not been induced to enter into this Lease by, any Representations, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease, and no such Representations not so expressly herein set forth shall be used in the interpretation or construction of this Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations not so expressly herein set forth.

        33.03 If any of the provisions of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                                   ARTICLE 34

                            Miscellaneous Provisions


        34.01 All work, including but not limited to, waxing or additional cleaning that Tenant does or shall do in the Demised Premises, shall be done with union labor and materials only, by contractors approved in writing by Landlord, shall at all times conform to the standards of the Building and shall comply with all laws and/or requirements of public authorities. Tenant, as additional rent, shall indemnify and hold harmless Landlord, against any loss or damage Landlord may sustain by reason of, and against, any orders, decrees, judgments, attorneys' fees and expenses resulting from, failure of Tenant to comply with provisions hereof.

        34.02 The Article headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

        34.03 Any provision of this Lease which requires a party not to unreasonably withhold its consent, (a) shall be read as if the word "withhold" read "withhold, delay or defer", and (b) shall never be the basis for any award of damages (unless exercised in intentional and deliberate bad faith) or give rise to a right of setoff to the other party, but shall be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

        34.04 Wherever in this Lease Landlord performs any work due to Tenant's default as set forth in Section 34.01 hereof, due to Tenant's failure to perform any of the conditions on its part to be performed hereunder, or wherever Landlord otherwise performs work at Tenant's cost and expense, then there shall be added to the cost of such work the percentages referred to in Section 4.07.

        34.05 This Lease is offered to Tenant for signature with the express understanding that it shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy to Tenant, and until the holder of any and all superior mortgages shall have approved the same.

        34.06 This Lease shall be governed in all respects by and construed under the Laws of the State of Connecticut.

        IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

                                                LANDLORD:

                                                969 ASSOCIATES, a Connecticut
                                                  Limited Partnership




                                                By:-----------------
                                                              Signature



                       Its:            General Partner
--------------------       ---------------------------
    Witness for Landlord                                          (Title)


                                                TENANT:



                                                By:-----------------
                                       Signature(s)-----------------
Witness for Tenant


------------------
Corporate Witness for Tenant                                   Its:------------

                                              (Title)

                                 ACKNOWLEDGMENTS

FOR INDIVIDUAL TENANT(s):

STATE OF                      )
                                    )ss.:
COUNTY OF                     )

        On this day of , 198 , before me personally appeared to me known and known to me to be the individual(s) described in and who executed the foregoing instrument, and he duly acknowledged that he executed the same as his (their) free act and deed.



                                                            -------------------
                                                      Notary Public

FOR CORPORATE TENANT:

STATE OF                      )
                                    )ss.:
COUNTY OF                     )

        On this day of , 198 , before me personally came to me known, who, being by me duly sworn did depose and say that he resides at that he is the of , the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.




                                                      Notary Public
                                                            -------------------

FOR PARTNERSHIP TENANT:

STATE OF                      )
                                    )ss.:
COUNTY OF                     )

        On this day of , 198 , before me personally came to me known and known to me to be a general partner of and known to me to be the person described in and who executed the foregoing instrument in said partnership name, and he duly acknowledged that he executed the same as his free act and deed and as the free act and deed of said partnership.

                                                      Notary Public
                                                            -------------------
                                    EXHIBIT A


                Floor Plan(s) of Demised Premises
                ---------------------------------

                                   EXHIBIT A-1


                                 Tenant's Plans

                                    EXHIBIT B


                              Rules and Regulations



        1. All removals from the Demised Premises or the Building, or the moving or carrying in or out of the Demised Premises or the Building of any safes, freight, furniture, packages, boxes, crates or any other objects or matter of any description must take place during such hours and in such elevators as Landlord and its agent may determine from time to time. All deliveries of any nature whatsoever to the Building or the Demised Premises must be made only through Building entrances specified for such deliveries by Landlord. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter, from the Tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 1 or Rule 6 hereof.

        2. Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

        3. Any moving of furniture or equipment into or out of the Demised Premises must be done by Tenant at its own cost and expense, on Monday through Friday, after 6:00 p.m., or on Saturday, subject, however, to the prior written consent of Landlord. If such move requires use of an elevator, such move shall not be in excess of such elevator's carrying load capacity.

        4. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules.

        5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.


        6. Landlord reserves the right (although it is specifically understood that Landlord shall not be obligated, under any circumstances) to exclude from the Building during hours other than Standard Business Hours (as defined in the foregoing Lease) all persons who do not present a pass to the Building signed by Landlord. All persons entering and/or leaving the Building during hours other than Regular Business Hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons. Landlord's providing of after hours ventilating and air conditioning service or heating service, if requested, during other than Standard Business Hours, shall not be interpreted to mean that the Building is in operation during such after hours; and, in light of possible darkness, lack of activity and lack of Building services during such after hours, Tenant may wish to take measures regarding security of its employees, agents and visitors using the Demised Premises during other than Standard Business Hours.

        7. There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freights, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No move or delivery of any object or thing of whatever nature, other than light-weight objects hand-carried by not more than one person, shall be made without at least 24 hours prior written notice by Tenant to Landlord and without Tenant, prior to any such move or delivery, lying (without affixation or attachment to any part of the floor or floor covering) adequate masonite or plywood sheets covering all lobby, corridor, public hall and other public area floors of the Building (whether carpeted or terrazzo) over which such move or delivery shall take place.

        8. Tenant, before closing and leaving the Demised Premises at any time, shall see that all lights are turned out. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

        9. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

        10. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

        11. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

        12. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        13. The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

        14. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, drugs, tobacco, in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or for sale at auction of merchandise, goods or property of any kind.

        15. Subject to the provisions of Section 8.02(c) of the Lease, Landlord shall not unreasonably withhold its consent to the installation, maintenance and operation by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletype machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this Lease that may be applicable to or result from such installation, maintenance or operation.

        16. Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

        17. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in or used in connection with, any window or door of the Demised Premises, without the prior written consent of Landlord. Such curtains, blinds, shade or screens must be of a quality, type, design and color and attached in the manner, approved by Landlord. Any curtains, blinds, shades or screens permitted to be used in the Demised Premises shall be kept neat and orderly.

        18. No sign, insignia, advertisements, object, notice, or other lettering shall be exhibited, inscribed painted or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and directory tablet shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

        19. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

        20. No bicycles, vehicles, animals, fish or birds of any kind be brought into or kept in or about the premises.

        21. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Demised Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building. No tenant shall throw anything out of the doors, windows, skylights, or down the passageways.

        22. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Demised Premises any explosive fluid, chemical, or substance, nor any inflammable or combustible objects or materials except subject to the provisions of Section 29.02(a) of the foregoing Lease.

        23. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials, soluble in water, the use of cement and other similar adhesive material is expressly prohibited.

        24. Tenant shall not obtain, purchase or accept for use in the Demised Premises ice, drinking water, food, beverage, towel, barbering, boot blacking, cleaning, floor polishing, or other similar services from any person not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenant shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from contractors, companies or persons approved by Landlord.

        25. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which in Landlord's judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

        26. Tenant shall not and shall not permit its personnel, agents or visitors to litter or loiter upon any public areas of the Building or the land or improvements on the land on which the Building is located (including, without limitation, the walkways, and parking areas located thereon), and Tenant shall be responsible to, and shall pay, Landlord for the cost of removal of such litter and for any and all expenses incurred by Landlord in policing, supervising, removing or providing resources to any person loitering or violation of this rule within ten (10) days of notice thereof by Landlord.

        27. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

        28. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

        29. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other Tenants or create a public or private nuisance. No cooking shall be done in the Demised Premises except as is expressly permitted in the foregoing Lease.

                                    EXHIBIT C

                               969 HIGH RIDGE ROAD
                             CLEANING SPECIFICATIONS

A.      Office Cleaning (5 nights per week)

        1. Empty and clean wastebaskets and receptacles and remove waste to designated containers and areas.

        2.  Empty and damp wipe all ash trays and cigarette receptacles.

        3.  Vacuum clean all carpeted areas.

        4. Dust and clean, with treated dust cloths, all furniture and furnishings such as tables, chairs, desks, filing cabinets, bookcases, shelves, picture frames, wall ornaments, equipment, etc.

        5. Dust mop, with treated mop heads, and remove any foreign matter adhering to tile and concrete floors.

        6.  Sweep and mop mats at entrance.

        7.  Clean and polish drinking fountains and metal trim.

        8.  Clean slop sinks and closets.

        9.  Dust all areas beneath desks and tables.

        10. Stairs to be swept nightly.

        11. Spot mop stairs.

B.      Lavatory Maintenance (5 nights per week)

        1. Mop, disinfect, rinse and dry floors using a solution containing an approved disinfectant.

        2. Thoroughly sanitize, deodorize and disinfect all basins, water closets, urinals, and toilet bowls using an approved disinfectant. Interior ledges, channels and traps will receive special attention.

        3. Wash and polish all mirrors, flushometers, piping, seat hinges, shelves, soap dispensers, fixtures and all other metal trim.

        4. Sanitize, deodorize and disinfect all toilet seats and urinal traps using an approved disinfectant

        5. Damp wipe walls and wall fixtures, moldings, stalls and other surfaces making sure that partitions are free from water splashing, dust and finger marks.
            969 HIGH RIDGE ROAD
CLEANING SPECIFICATIONS
PAGE TWO

        6.  Wash tile walls as required.

        7. Replace all paper, hand towels, hand soap, toilet tissue, sanitary napkins, etc., in lavatories.

        8.  Empty and sanitize all waste receptacles.

C.      Elevator (5 nights per week)

        1.  Thoroughly clean and polish cab.

        2.  Vacuum and spot clean carpeting.

        3.  Polish metal trim and paneling.

PERIODIC SERVICES

        MONTHLY

        1.  Resilient tile floors to be spray buffed or washed and waxed.

        2.  Mop and wash all stairs and landings with a non-alkaline solution.


        QUARTERLY

        1.  All Bathroom tile to be washed quarterly.

        2. Remove fingerprints, smudges and foreign matter from walls and doors when and where necessary.

        SEMI-ANNUALLY

        1.  Clean exterior and interior window surfaces.

        2.  Dust louvers and vent grills.

        3.  Dust venetian blinds.

        4.  Wipe down paneling with specially treated dust cloths.

                                    EXHIBIT D
                                   WORK LETTER
                               969 HIGH RIDGE ROAD

The provisions of this Work Letter are included only for the purpose of setting forth the building standard work. Thus reference in Parts A through H to allowances by Landlord or inclusion of any


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

quantities at Landlord's cost and expense are specifically negated hereby. In addition, such building standard items of work shall not necessarily limit or describe the items of work which Tenant may include in Tenant's Plans, it being understood that Tenant may perform or cause to be performed other work to the extent in accordance with the requirements of this Lease and this Work Letter.

Part A.  Partitions.

1. Landlord shall furnish and install drywall partitions in the quantity of one (1) lineal foot of partition for every fifteen square feet of Tenant's Floor Space. The framing of such drywall partitions shall be constructed of 2-1/2" steel studs from floor to above ceiling with 5/8" sheetrock laid out vertically on both sides with all joints spackled and taped, finished with 4" vinyl base, either cove or straight at Tenant's option.

2. If Tenant substitutes any non-standard partitioning, Landlord, at Tenant's expense shall furnish and install such non-standard partitions specified on Tenant's plans, and allow Tenant a credit of $ per lineal foot of unused standard partitions (as per item A.1 above,) toward the cost of the new partitioning. This credit shall include the cost of painting and base.

3. At all points that the drywall partition intersects a window mullion in the locations designated on Tenant's plans, Landlord shall furnish and install filler panels inside the heating unit which shall be constructed of materials so that, when installed, they will have approximately the same sound transfer coefficient as that material with which the partition is constructed.

Part B.  Doors, Bucks, and Hardware.

1. Landlord shall furnish and install doors in the drywall partitions, including single and double types, in the quantity of one (1) door for every twenty-five (25) feet of allowable drywall partition. These doors shall be stock size building standard 1-3/4" thick, 18 gauge, flush type hollow metal, 3'-0" x 7"-0", primed for paint or solid core wood doors, and shall be installed in integral pressed steel bucks, 16 gauge, reinforced for hardware, in location and stock sizes required. Solid core wood doors, and shall be installed in integral pressed steel bucks, 16 gauge, reinforced for hardware, in location and stock sizes required. Solid core doors not to exceed 25% of total allowable doors. Landlord shall furnish and install one (1) pair of full-height building standard metal sliding closet doors, including hardware and drywall partitions for one (1) closet for each 2,500 SF of rentable area.

3. In areas designated by Tenant for carpeting, all doors shall be undercut as designated on Tenant's plans.

4. Landlord shall furnish and install 1-1/2 pairs of 4 x 4 ballbearing butts, building standard equivalent, latch set, and a wall stop or flush stop on each door as designated on Tenant's hardware schedule. All hardware shall be of a manufacturer's first line quality (Schlage "D" Series, Tulip Design or equal). Entrance doors from public corridors and elevator lobbies allowable under Item B.1, shall be equipped with a lock set (same design and finish as above).

5. All locks shall be keyed in accordance with Tenant's key schedule and all keys shall be delivered to Tenant properly tagged and tested.

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

Part C.  Painting and Wall Coverings

1. Landlord shall paint all walls, drywall partitions, vertical furring, nonacoustically treated ceilings, metal and wood masonry or metal surfaces. This initial painting shall consist of one (1 prime coat and two (2) coats of paint, flat or semi-gloss. Colors are to be selected by Tenant and limited to one (1) color per room or other area.

2.      All Vinyl wall coverings shall be at Tenant's expense.

Part D.  Lighting.

1. Landlord shall furnish and install an average of one (1) fluorescent lighting fixture per 85 SF of Tenant's Floor Space in the building. The fixtures (Art Metal or equal) shall be building standard, 2' x 4' recessed, designated to contain four (4) 40 watt fluorescent lamps with rapid start ballast and acrylic prismatic lenses.

2. Landlord shall furnish and install such miscellaneous fixtures, either fluorescent or incandescent, for areas such as mechanical spaces, toilets, stairwells, exits, in quantities required to conform with the Building Code.

3.      Landlord shall furnish and install the initial lamps for all fixtures.

4. Landlord shall furnish and install building standard quiet type single pull switches, with the required associated wiring facilities in amounts not in excess of one (1) switch per room. Open areas shall have sufficient switches to comply with the Building Code requirements.

Part E.  Electrical.

1. Landlord shall furnish and install 15 ampere, 120 volt, duplex wall receptacles with the required associated wiring facilities in the quantity of one (1) outlet per 125 SF of Tenant's Floor Space.

2. Tenant shall make arrangements with Telephone Company to pre-wire outlets so as not to delay Owner in completion of his work.

Part F.  Heating, Ventilating and Air Conditioning.

1. Landlord shall furnish and install, in satisfactory working order, a first-class, central air conditioning system, including heat pump units, sufficient ductwork, controls, thermostats, control valves, fire dampers, registers, diffusers and related materials adapted to meet the Building Standard load requirements.

2. The work shall comprise the design and installation of the ductwork system for each floor together with air diffusers and associated fixtures all supplied from a central system. The Building Standard distribution shall be designed to conform to Tenant's Plans by Landlord's engineer.

3. Landlord shall instruct its engineer to design and Landlord shall install the building air conditioner system for cooling and heating the air in the building, according the following standards.

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

        a. During the normal heating season, to maintain an indoor dry bulb temperature of not less than 70 degrees F. or more than 75 degrees
            F. when the outdoor dry bulb temperature is lower than 65 degrees F., but not lower than 0 degrees F.

        b. To maintain comfort cooling for an indoor dry bulb temperature of 75 degrees F. when the outside dry bulb temperature is 77 degrees F.

4. All of the foregoing performance standards are based upon and limited to the following conditions of internal sources of heat and moisture:

        a. A maximum total electrical lighting and/or office machinery connected load of five watts per foot of usable floor area, in any given room or space.

        b. A maximum population of one (1) person per 150 square feet of usable floor area, in any given room or space.

Part G.  Ceilings.

1. All ceilings will be 2' x 4' layin ceilings with mineral fissured acoustical tile.

Part H.  Floor Load.

1. Floor loads are 50 pounds per square foot (plus 20 pounds per square foot for partitions). Areas which are on grade will be 70 pounds per square foot.

                                   EXHIBIT D-2

                      Work Letter - Previously Occupied Space


      If Landlord is not to deliver the Demised Premises "as is" pursuant to
Section 4.02 of the Lease and if Landlord is to perform work for Tenant under the Lease, then Landlord agrees to do the following described work in connection with the Demised Premises, at the cost and expense of the party indicated in
Section 1.03 of the Lease and as may hereinafter further be provided:

1.  Incorporation.

      Those items of Landlord's standard Work Letter - New Space pertaining to initial construction (attached to the Lease as Exhibit "D") are hereby incorporated herein by reference and made a part hereof (except (a) that the only work to be performed by Landlord shall be limited to that specified below,
(b) that reference in Exhibit "D" to various items of work, or performance of various duties, being at Landlord's cost and expense shall be deemed deleted and governed by Section 1.03 of the Lease and that specified below, and (c) as may otherwise be provided below.

2.  Materials.

      In performing any work pursuant to the Exhibit "D-2" herein, Landlord shall not be required to utilize only new materials and equipment, but may also utilize materials and equipment which have previously been used, provided that such materials are not damaged, marred, or show signs of material


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

wear and tear.

3.  Additional Work.

        In the event that Tenant's Plans show or will show any work to be performed (including, without limitation, demolition work) which Landlord agrees to perform, or for which a credit or reimbursement will be granted, then it is agreed between Landlord and Tenant, as follows:

        Landlord is to build the Demised Premises for Tenant, subject to Landlord's review of Tenant's plans. Landlord agrees to contribute $25.00 per square foot to said work, and Tenant agrees to reimburse Landlord for the balance.

                                    EXHIBIT E

                                    GUARANTY


             A. The undersigned ( ) corporation, ( ) general partnership, ( ) limited partnership, organized under the laws of the State of , having its principal office at or ( x ) individual or ( ) individuals (as joint and several obligors) residing at , and in consideration of the execution and delivery, by 969 Associates, a Connecticut limited partnership, as landlord ("Landlord"), of the within lease ("Lease") to Kulla Post Ltd., as tenant ("Tenant") and in order to induce Landlord to execute and deliver the Lease to Tenant, and in further consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, to it in hand paid by the Landlord, the receipt whereof is hereby acknowledged, DOES HEREBY ABSOLUTELY GUARANTEE to the Landlord, its successors and assigns, the full and prompt performance by Tenant of all of the obligations of Tenant under the Lease, including, without limitation, the payment by Tenant of all Base Rent and additional rent reserved under, and as defined in, the Lease, and any arrears thereof, and any other sum or sums required to be paid by Tenant under any of the terms of the Lease, that may be or become due or payable to Landlord, its successors and assigns, and the payment by Tenant of any and all damages that may arise in consequence of the non-performance by Tenant of any of the covenants or agreements required to be performed by Tenant pursuant to the Lease.

             B. This Guaranty shall be a continuing guaranty.

             C. This Guaranty shall not be discharged, impaired, or in any way affected, nor shall the undersigned be released from liability hereunder because, or on account of, any waiver, modification, alteration, amendment, or extension, at any time or from time to time, of any of the terms or provisions of the Lease, or by reason of any other act or thing which but for this provision of this Guaranty might be deemed a legal or equitable discharge of a surety, or by reason of the failure of Landlord, its successors or assigns, to proceed promptly or otherwise; and the undersigned hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing waivers, modifications, alterations, amendments, extensions or delays, or any of them.

             D. It is specifically agreed that Landlord, its successors and assigns, may proceed under this Guaranty without being required to give to the undersigned notice of any default on the part of Tenant under the Lease and without being required to institute any proceedings against Tenant.

        This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall bind the undersigned and its successors and assigns.

             IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal as of the day of , 199 .


                                   GUARANTOR:


ATTEST:
                               --------------

                                          By:
                                             --------------------------


                                          Its:
                                              ---------------------------
                                                     Corporate Seal

                                 ACKNOWLEDGMENTS

FOR INDIVIDUAL GUARANTOR:

STATE OF                      )
                                    )ss.:
COUNTY OF                     )

        On this     day of             , 199  , before me personally appeared
to me known and known to me to be the individual(s) described in and who executed the foregoing instrument, and he duly acknowledged that he executed the same as his(their) free act and deed.

                                                      -------------------------
                                                      Notary Public

FOR CORPORATE GUARANTOR:

STATE OF                      )
                                    )ss.:
COUNTY OF                     )

        On this     day of                  , 199   , before me personally came
to me known, who, being by me duly sworn did depose and say that he resides
at               that he is the        of          , the corporation described
in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                                      -------------------------
                                                      Notary Public

FOR PARTNERSHIP GUARANTOR:

STATE OF                      )
                                    )ss.:
COUNTY OF                     )

       On this     day of                   , 199   , before me personally came
to me known and known to me to be a general partner of and known to me to be the person described in and who executed the foregoing instrument in said partnership name, and he duly acknowledged that he executed the same as his free act and deed and as the free act and deed of said partnership.

                                                      ------------------------
                                                      Notary Public

                            969 ASSOCIATES, Landlord



                                       and




                                     Tenant








                               STANDARD FORM LEASE



                     Dated:                  ,      199

                                     INDEX


                                                       Page

Access...............................................   18
Additional Rent......................................    5
Air-Conditioning.....................................   14
Assignment...........................................   40
Attornment...........................................   47

Base Rent............................................    5
Brokerage............................................   48
Changes in the Building..............................   18
Commencement Date....................................   10
Construction.........................................   56
Costs of Operation...................................   11
Curing Tenant's Defaults.............................   48
Damage and Destruction...............................   31
Damages..............................................   53
Default Provisions...............................   39, 48
Definitions and Terms................................    1
Demise and Premises..................................    5
Eminent Domain.......................................   28
Energy...............................................   26
Estoppel Certificate.................................   39
Events of Default....................................   40
Expiration Date......................................    2
Failure to Enforce Terms.............................   54

                                                       Page

Heat.................................................   14
Indemnification......................................   52
Insurance............................................   32
Laws and Requirements of Public Authorities..........   51
Miscellaneous Provisions.............................   57
Modifications........................................   54
Mortgaging...........................................   40
Name of Building.....................................   16
No Other Representations.............................   56
Non-Liability........................................   52
Non-Recourse.........................................   52
Notices..........................................   47, 50
Preparing the Demised Premises.......................    7
Quiet Enjoyment......................................   47
Real Estate Tax Changes..............................   20
Recording............................................   39
Re-Entry by Landlord.................................   48
Relocation...........................................   59
Rent.................................................    5
Rent Adjustments Based Upon Costs of Operation.......   11
Rent Adjustments Based Upon Taxes....................   20
Repairs and Maintenance..............................   30
Rules and Regulations................................   51

                                                      Page

Security Deposit.....................................   46
Services - Landlord's................................   23
Shoring..............................................   56
Subletting...........................................   40
Subordination........................................   47
Successors and Assigns...............................   56
Surrender............................................   38
Tenant Changes.......................................   34
Tenant Indentification...............................   16
Tenant's Property....................................   37
Termination of Lease.................................   39
Terms and Definitions................................    1
Use..................................................   16
Ventilating..........................................   14
Waivers..............................................   54


                                    EXHIBITS


  Exhibit

A    -   Floor Plan(s)
A-1  -   Tenant's Plans


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

B    -   Rules and Regulations
C    -   General Cleaning Specifications
D    -   Work Letter
D-2  -   Work Letter - Previously Occupied Space
E    -   Guaranty

                                       73